Exhibit 10.35

DIME COMMUNITY BANK KSOP

As amended and restated effective January 1, 2019

DIME COMMUNITY BANK KSOP

i

ii

iii

DIME COMMUNITY BANK KSOP

ARTICLE 1

INTRODUCTION

The Dime Community Bank KSOP has been established to permit the eligible employees of Dime Community Bank to save for retirement by deferring receipt of a portion of their compensation on either a pre-tax or after-tax (Roth) basis as elected by the Participant, and also by providing for Company-paid contributions to the extent described herein.

The Plan is a single-employer defined contribution profit sharing plan that is intended to meet the requirements for qualification and tax-exemption under Code section 401(a).  The Plan is ERISA plan number 002.

The Plan includes a cash or deferred arrangement under Code section 401(k), a discretionary employer contribution feature and a matching contribution feature under 401(m).  In addition, the Plan is intended to qualify as a safe harbor plan under Code section 401(k)(12)(C) and provides for a qualified nonelective contributions as required therein.  The Plan is a participant-directed individual account plan and is intended to meet the requirements of ERISA section 404(c) (regarding participant control over Plan assets in the participant’s account).

The Plan also includes an employee stock ownership plan (“ESOP”) portion that is intended to qualify as both a stock bonus plan under Code section 401(a) and an employee stock ownership plan under Code section 4975(e)(7) and ERISA section 407(d)(6).  The ESOP portion of the Plan consists of the portion of the Plan which, as of any applicable date, is invested in the common stock of the Company.  Both the ESOP portion of the Plan and the non-ESOP portion of the Plan are intended to constitute a single plan under Treasury regulation § 1.414(l) 1(b)(1).  This Plan has never included an ESOP leveraged loan feature.  The Dime ESOP, which merged into this Plan on the KSOP Effective Date, included a leveraged loan feature.  All exempt loans under the Dime ESOP were repaid in full prior to the KSOP Effective Date.  The Company has structured Plan to include the ESOP portion so that the Company can qualify for the dividend deduction under Code section 404(k) and also so as to maintain the required ESOP features for the Participants with Dime ESOP accounts that merged into this Plan to the extent it is required to do so.

The Plan is called a “KSOP” because it includes both the elective deferral opportunity under Code section 401(k) and the ESOP feature.

The Plan allows its Participants to take withdrawals and loans from their account balances under certain limited circumstances while still actively employed, and allows its Participants to elect a distribution of their vested account balances upon termination of employment in the form of a lump sum or installments.

It is the Company’s intention that (i) the Plan shall at all times be qualified under Code sections 401(a), 401(k) and 401(m), (ii) the Trust Agreement shall be tax-exempt under Code section 501(a), and (iii) Employer contributions under the Plan shall be tax deductible under Code section 404.  The provisions of the Plan and the Trust Agreement shall be construed to effectuate these intentions.

This Restatement.  Except as otherwise noted herein, this amendment and restatement is effective as of January 1, 2019 (the “Effective Date”).  It governs the rights of Participants and Beneficiaries (and of those claiming through or on behalf of such individuals) from and after January 1, 2019.  The rights and benefits of any individual who ceases to be a Participant (and of anyone claiming through or on behalf of such individual) in this Plan shall be determined in accordance with the provisions of this Plan in effect not later than the date such individual ceases to be a Participant except to the extent otherwise specified in the Plan or required by law.

History of the Plan.  The Plan was originally established effective July 1, 1973 as the Dime Savings Bank of Williamsburgh Incentive Savings Plan by Dime Savings Bank of Williamsburgh and has been amended from time to time since that date.  The following are some of the key events that have occurred since the establishment of the Plan.

Effective as of July 1, 1991, the Plan was amended and restated in its entirety and the Plan was renamed The Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI Retirement Trust

Effective as of February 8, 1996, the Plan: (a) added an investment fund consisting of common stock of the employer (b) established the plan as a “Plan of Partial Participation” as defined under the RSI Retirement Trust Agreement and Declaration of Trust, and (c) established a separate trust to hold company common stock and designated a separate agency to serve as trustee.

Effective as of May 31, 1996, matching contributions were discontinued.

Effective as of June 26, 1996, Dime Savings Bank of Williamsburgh acquired Pioneer Savings Bank, F.S.B. and its parent Conestoga Bancorp, Inc. and in connection with that acquisition, the Plan was amended to give credit to employees of specified “acquired companies” for purposes of vesting and eligibility to participate, and to permit immediate participation as of the date of such acquisition for eligible employees with respect to compensation for the full payroll period that includes the date of such acquisition.

Effective as of January 1, 1997, the Plan was amended and restated in its entirety.  New enrollments in the Plan and future before-tax contributions under the Plan were disallowed.

Effective March 1, 1997, the Pioneer Savings Bank, FSB Tax Deferral Savings Plan in RSI Retirement Trust merged into the Plan, and the accounts of employees of Pioneer Savings Bank, FSB and Conestoga Bancorp, Inc. were merged into the accounts maintained on behalf of each participant in the Plan.

Effective January 21, 1999, Dime Savings Bank of Williamsburgh acquired Financial Federal Savings Bank.  Effective April 15, 1999, Financial Federal Savings Bank Incentive Savings Plan in RSI Retirement Trust merged with and into the Plan and the accounts of employees of Financial Federal Savings Bank were merged into the accounts maintained on behalf of each participant in the Plan.

Effective as of July 1, 2000, the Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI Retirement Trust was amended to (i) reinstate enrollments; (ii) reinstate Before Tax Contributions; and (iii) provide for a three percent (3%) Employer contribution meeting the requirements for a design-based “safe harbor” arrangement under Code section 401(k)(12).

Effective as of April 1, 2001, Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI Retirement Trust was amended and restated in its entirety and the Plan was renamed The Dime Savings Bank of Williamsburgh 401(k) Savings Plan.

Effective as of January 1, 2009, the option of making Roth Contributions became available to Participants.

Effective as of January 1, 2010, Plan was amended and restated in its entirety.

Effective as of January 1, 2015, The Dime Savings Bank of Williamsburgh 401(k) Savings Plan was amended and restated in its entirety using the format of the Pentegra Services, Inc. Volume Submitter 401(k) Profit Sharing Plan #01-003.

Effective as of August 1, 2016, Dime Savings Bank of Williamsburgh changed its name to Dime Community Bank.

Effective as of July 1, 2017 (the KSOP Effective Date), the Dime ESOP merged into this Plan and the Plan was amended and restated in its entirety.

ARTICLE 2

DEFINITIONS

As used herein, the following words and phrases shall have the following respective meanings when capitalized:

(1)  Accounts.  The separate accounts established for each Participant under Section 7.1 and otherwise under the Plan.  For purposes of the Plan, “Account” and “Account balance” shall mean all Accounts and the aggregate value of all Accounts maintained for a Participant under the Plan.

(2)  Age 50 Catch-Up Contributions.  The Elective Deferrals described in Section 4.1(e).

(3)  Beneficiary.  The person or persons entitled under Article 9 to receive benefits in the event of the death of a Participant.

(4)  Cash ESOP Dividends.  Cash ESOP Dividends that are paid on or after the KSOP Effective Date by the Company with respect to Company Stock in the Company Stock Fund and that are eligible for the deduction for dividends paid pursuant to Code section 404(k).

(5)  Cash ESOP Dividend Payment Election.  A completed election made under Section 7.2(d) pursuant to which a Participant (or Beneficiary, as applicable) affirmatively elects to have Cash ESOP Dividends with respect to his or her Accounts distributed to the Participant (or Beneficiary, as applicable) in cash rather than reinvested in the Company Stock Fund.

(6)  Code.  The Internal Revenue Code of 1986, as amended.

(7)  Code Section 415 Compensation.  Compensation as defined under Treasury regulation § 1.415(c)-2(d)(4) (Form W-2 compensation with adjustments including the addition of amounts that would be included in wages but for a payroll deduction election under Code section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B, 402(k) or 457(b)).

(a)  Code Section 415 Compensation shall not exceed the limits in Code section 401(a)(17)(B) (limitation on annual compensation):

Plan Year	Plan Year Limit
2019	For calendar years 2019 and later, $280,000 (or such higher amount as is permitted under the cost-of-living provisions of Code section 402(g)(4))

(b)  Code Section 415 Compensation shall include compensation paid by the later of 2½ months after an Employee’s severance from employment with Company’s Controlled Group and the end of the Plan Year that includes such severance from employment date if (a) the payment is regular compensation for services during the employee’s regular working hours, or compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the employee while the employee continued in employment with the employer, (b) the payment is for unused accrued bona fide sick, vacation or other leave that the employee would have been able to use if employment had continued; or (c) the payment is received by the employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.  Any payments not described above shall not be considered compensation if paid after severance from employment, even if they are paid by the later of 2 ½ months after the date of severance from employment or the end of the Plan Year that includes the date of severance from employment.

(c)  Back pay, within the meaning of Treasury regulation § 1.415(c)‑2(g)(8), shall be treated as compensation for the limitation year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

(8)  Company.  Dime Community Bank (which before August 1, 2016 was known as the Dime Savings Bank of Williamsburgh).

(9)  Company’s Controlled Group.  All organizations under common control with the Company, within the meaning of Code section 414(b), 414(c), 414(m) or 414(o) and the regulations issued thereunder.  An entity shall be considered a member of the Company’s Controlled Group only during the period it is one of the group of organizations described in the preceding sentence.

(10)  Company Stock.  Shares of common stock of Dime Community Bancshares, Inc.

(11)  Company Stock Fund.  The investment fund holding Company Stock that is established and maintained in accordance with Section 7.2.

(12)  Dependent.  An individual who qualifies as a dependent of a Participant under the applicable provisions of Code section 152.

(13)  Dime ESOP.  The Employee Stock Ownership Plan of Dime Community Bancshares, Inc. and Certain Affiliates (which merged into this Plan as of the KSOP Effective Date).

(14)  Distributee.  A person entitled to receive a distribution from the Trust under Article 9.

(15)  Elective Deferrals.  Contributions made pursuant to Section 4.1 of the Plan.

(16)  Eligible Employee.  An Employee of an Employer, other than:

(a)  Student interns (as defined by the Company’s personnel policies),

(b)  Employees who are paid solely on the basis of commissions,

(c)  Employees included in a unit of Employees the terms of whose employment with an Employer are subject to the terms of a collective bargaining agreement between employee representatives of such unit and such Employer unless such agreement provides for such Employee to be eligible for participation in the Plan,

(d)  Independent contractor (as determined by the Company),

(e)  Leased Employees, and

(f)  Nonresident aliens.

An individual must be an Employee to be an Eligible Employee.  The Plan documents as in effect before the Effective Date sets forth the applicable definitions of Eligible Employee for prior periods.

(17)  Employee.  An individual whose relationship with an Employer is that of an employee under common law, as so classified by his Employer, and subject to the following:

(a)  The following individuals are not eligible to be Employees (or to participate in the Plan): Any individuals who are classified by their Employer as independent contractors or are otherwise not classified as employees under the personnel practices and rules of the Employer (including self-employed individuals, consultants, freelancers, agency employees, on-call workers, contingent workers, non-payroll workers, or other similar individuals), or who are not classified as employees for purposes of income tax withholding and employment taxes.

(b)  Leased Employees shall be treated as Employees only to the extent provided in the definition of Leased Employee in this Article I.

(c)  For purposes of this definition of “Employee”, it is expressly intended that individuals who are classified by an Employer as independent contractors, as well as any other individuals who are not classified as Employees under this definition, are not Employees (and therefore may not be Eligible Employees or Participants) until the Plan Administrator affirmatively changes their classification.  Therefore, an independent contractor or any other individual who is reclassified by a court, administrative agency, governmental unit, tribunal or other party as an employee (including a common law employee) will nevertheless not be considered an Employee or Eligible Employee hereunder for periods before the Plan Administrator implements the reclassification decision, even if the reclassification decision applies retroactively.

(18)  Employer.  The Company, and any member of the Company’s Controlled Group that with the consent of the Company elects to participate in the Plan in the manner described in Article 12.  If any such entity withdraws from participation in the Plan pursuant to Section 12.2 or leaves the Company’s Controlled Group, such entity shall thereupon cease to be an Employer.

(19)  Employer Discretionary Contributions.  The Employer contributions described in Section 4.3

(20)  Employer Matching Contributions.  Matching Contributions made pursuant to Section 4.4.

(21)  Employer Safe Harbor Basic Contributions.  The Employer contributions described in Section 4.2

(22)  Employment Commencement Date.  The date on which the Employee first performs an Hour of Service for which the Employee is paid or entitled to payment for the performance of duties for any entity within the Company’s Controlled Group.

(23)  ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

(24)  ESOP.  An employee stock ownership plan.

(25)  Hour of Service.  An hour for which an Employee is entitled to receive compensation from an entity in the Company’s Controlled Group (including hours for any period during which he receives compensation without rendering services such as paid holidays, vacations, sick leave, disability leave, layoff, or jury duty (but in such cases not exceeding 501 hours for any one such period).  For purposes of determining the number of Hours of Service to be credited to an Employee, “compensation” shall mean the total earnings paid, directly or indirectly, to the Employee by an entity in the Company’s Controlled Group, including any back pay, irrespective of mitigation of damages, either awarded to the Employee or agreed to by an entity in the Company’s Controlled Group.  The computation of Hours of Service and the periods to which they are to be credited shall be determined under uniform rules applied by the Plan Administrator in accordance with Department of Labor regulation § 2530.200b-2(b), (c) and (f).  Each employee for whom Hours of Service are not determinable pursuant to the foregoing sentence shall be credited with 45 Hours of Service for each week of employment or such other number of Hours of Service determined by the Plan Administrator in accordance with Department of Labor regulation § 2530.200b-3(e).  This provision shall not be interpreted in a manner that would result in duplication of service crediting.

(26)  KSOP Effective Date.  July 1, 2017, the date the Dime ESOP merged into this Plan and this Plan was amended and restated in its entirety.

(27)  Leased Employee.  Any person who is not a common law employee of an Employer and who, pursuant to an agreement between the Employer and a leasing organization, has performed services for the Company’s Controlled Group on a substantially full-time basis for a period of at least one year, where such services are performed under the “primary direction or control” (within the meaning of Code section 414(n)(2)(C)) of the Company’s Controlled Group.  A Leased Employee is treated as an Employee unless both of the following occur (in which case such Leased Employee is not treated as an Employee): (i) such Leased Employee is covered by a money purchase pension plan providing a nonintegrated employer contribution rate of at least 10% of Code Section 415 Compensation, immediate participation, and full and immediate vesting; and (ii) Leased Employees do not constitute more than 20% of the non-highly compensated employees (as defined in Code section 414(q)) of the Company’s Controlled Group.  For this purpose, contributions and benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer are treated as provided by the Employer.  In no event may a Leased Employee be treated as an Eligible Employee.

(28)  Military Service.  Qualified service in the uniformed services within the meaning of Code section 414(u)(5).

(29)  Participant.  An Eligible Employee who has become a Participant as set forth in Article 3.  A person shall cease to be a Participant when he or she no longer has an Account balance.

(30)  Participant Response System.  The participant response system established by the Company to permit Participants to manage their Account and communicate with the Plan Administrator, Trustee, recordkeeper and/or delegate thereof, including the ability to change their contribution elections and investment elections, to apply for a loan, to commence participation in the Plan, to apply for an in-service withdrawal, and to request a distribution.  As determined by the Plan Administrator, this system may take any form, and different forms and protocols may be used for different purposes or different groups of Participants (e.g., an interactive telephone voice response system, a paper document system, an internet site, an intranet site, or an e-mail protocol).  Unless the Participant uses a form or protocol that is specifically permitted by the Plan Administrator for the purpose in question, the Participant’s communication shall not be deemed to be made through the Participant Response System.

(31)  Period of Service.  The period commencing on the Employee’s Employment Commencement Date or Reemployment Commencement Date and ending on the next Period of Service Cutoff Date (subject to (a) and (b) below).  Periods of Service shall be measured in years and days.

(a)  If Employee Has a Break in Service.  If an Employee has a Period of Service Cutoff Date and the resulting Period of Severance lasts less than 12 months, the Period of Severance shall be counted as part of such Employee’s Period of Service.  In all other cases, the Employee’s Period of Severance shall be disregarded in determining such Employee’s Period of Service.

(b)  If an Employee has Period of Severance of at Least Five Years.  If an Employee is reemployed after a five-year Period of Severance, his or her Period of Service shall not include his or her Periods of Service from before the five-year Period of Severance unless the former Employee: (i) has a vested Account balance at the time of his or her rehire, or (ii) had a Period of Service that exceeded five years or if greater, his or her pre-break Period of Service.

(32)  Period of Service Cutoff Date.  The earlier of:

(a)  The Employee’s Separation from Service date, or

(b)  The first anniversary of the first date the Employee is absent from employment with the Company’s Controlled Group for any reason other than a Separation from Service, such as vacation, holiday, sickness, disability, leave of absence or layoff, except that in the case of an Employee who is absent from employment beyond the first anniversary of the first day of absence on account of (i) the Employee’s pregnancy, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (iv) an absence due to the need for caring for such child for a period beginning immediately following the birth or placement, the second anniversary of the first day of such absence.  The period after the first anniversary of the Employee’s absence shall neither be a Period of Service nor a period that is part of a Period of Severance.

In the case of an Employee whose Period of Service Cutoff Date would otherwise occur during an absence required by the Family Medical Leave Act, the Employee’s Period of Service Cutoff Date shall be delayed just to the extent required so that it does not occur during the absence required by the Family Medical Leave Act.  The period after the first anniversary of the Employee’s absence shall neither be a Period of Service nor a period that is part of a Period of Severance.

(33)  Period of Severance.  The period commencing on the Participant’s Period of Service Cutoff Date and ending on the Participant’s Reemployment Commencement Date, except that a Period of Severance shall not include any period of time when an individual is not an Employee solely because he or she is serving in the uniformed services of the United States provided the individual seeks reinstatement as an Employee while his or her reemployment rights are protected by law.

(34)  Plan.  The Dime Community Bank KSOP.  Prior to July 1, 2017, the Plan was referred to as the “Dime Savings Bank of Williamsburgh 401(k) Savings Plan.”

(35)  Plan Administrator.  The administrator described in Section 11.1.  The Plan Administrator shall have authority to administer the Plan as provided in Article 11.

(36)  Plan Compensation.  Code Section 415 Compensation (i.e., W-2 box 1 compensation with some adjustments including the addition of certain enumerated salary reduction amounts and without regard to the annual limitation under Code Section 401(a)(17)), reduced as follows.

(a)  For purposes of Elective Deferrals (Pre-Tax and Roth) described in Section 4.1, Plan Compensation shall not include reimbursements or other expense allowance, fringe benefits (cash or non-cash), moving expenses, deferred compensation (other than Elective Deferrals) or welfare benefits.

(b)  For purposes of Employer Safe Harbor Basic Contributions described in Section 4.2, Employer Discretionary Contributions described in Section 4.3 and Employer Matching Contributions described in Section 4.4, Plan Compensation shall not include amounts excluded in subsection (a) above nor shall it include amounts that are attributable to (i) the exercise of stock options or a disqualifying disposition of incentive stock options by the Employee, (ii) the vesting of, or other recognition of income with respect to, restricted stock awards, or (iii) cash awards under any long-term incentive plan of any organization in the Company’s Controlled Group.

(37)  Plan Year.  Each 12-consecutive-month period beginning on each January 1 and ending on the next December 31.

(38)  Reemployment Commencement Date.  The date on which an Employee first performs an Hour of Service for which the Employee is paid or entitled to payment for the performance of duties for the Employer or any other employer within the Company’s Controlled Group, following a Period of Severance.

(39)  Rollover Contributions.  Contributions made pursuant to Section 5.1 of the Plan.

(40)  Roth Elective Deferrals.  A Participant’s Elective Deferrals that are includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the Participant in his or her deferral election, and that are described in Section 4.1(f).

(41)  Separation from Service.  The termination of the Employee’s employment relationship with the Company’s Controlled Group, including by quit, resignation, discharge, retirement, disability, or layoff (but not an authorized leave of absence).

(42)  Spouse.  A person who is considered lawfully married to another individual under applicable Federal tax law.

(43)  Total Disability.  A total disability that has lasted at least 6 months and that is evidenced by either:

(a)  Receipt of disability payments under the Employer’s long-term disability program, or

(b)  If the Employee is not covered by the Employer’s long-term disability program, receipt of a Social Security disability award (however, the receipt of such disability award shall not be deemed to occur prior to the time the Plan Administrator has received written notice from the Participant that he or she is receiving such a disability award).

(44)  Trust.  The trust fund (or funds) which holds the assets of the Plan and are established by the trust agreement or agreements entered into on behalf of the Plan with an individual or corporate trustee to provide for holding the Plan assets.

(45)  Trust Fund.  All money and property of every kind held by the Trustee under the Trust agreement.

(46)  Trustee.  The Trustee provided for in Article 6 or any successor Trustee or, if there shall be more than one Trustee acting at any time, all of such Trustees collectively.

(47)  Valuation Date.  Each day that the New York Stock Exchange is open, and any other day as the Plan Administrator may determine.

ARTICLE 3

PARTICIPATION

Section 3.1     Eligibility Requirements.

(a)  Service Requirement.  An Eligible Employee shall be eligible to participate in the Plan as follows.

(1)  General Rule.  An Eligible Employee shall be eligible to become a Participant as of the pay date for the first pay period that begins on or after the Employee completes a one month Period of Service, and such date shall be the Eligible Employee’s entry date.

(2)  Historical Provisions.  See the prior plan documents for the applicable rules for earlier periods.

An individual must be an Eligible Employee and must have satisfied the service and entry date requirements set out above to participate actively in this Plan.

(b)  Participation.  An Eligible Employee who satisfies the Plan’s service and entry date requirements in subsection (a) above may make an election pursuant to Section 4.1 to make Elective Deferrals to the Plan.  Such Eligible Employee will become a Participant in this Plan on the first date that Elective Deferrals are withheld from his or her Plan Compensation or, if earlier, that any Employer contribution (such as the Employer Basic Safe Harbor Contribution) is made to his or her Account.  An Eligible Employee who makes a Rollover Contribution in accordance with Section 5.1 before becoming a Participant pursuant to the preceding sentence also shall be treated as a Participant, but only to the limited extent described in Section 5.1 (that is, he or she shall not be eligible to make Elective Deferrals or receive Employer contributions) until such time as he or she becomes eligible to make Elective Deferrals pursuant to the first sentence of this Section 3.1(b).

ARTICLE 4

CONTRIBUTIONS

Section 4.1     Elective Deferrals (Pre-Tax and Roth).

(a)  Employee Elections.  Each Employer shall make a contribution (“Elective Deferral”) to the Trust for each payroll period on behalf of each Eligible Employee of such Employer who has satisfied the service and entry date requirements in Section 3.1 and who elects to make an elective deferral from his or her Plan Compensation for such payroll period (or is deemed to do so pursuant to subsection (b) below).  Except as provided in subsection (f) below (Roth Elective Deferrals), Elective Deferrals shall be made on a pre-tax basis.  Any election (or deemed election pursuant to subsection (b) below) to commence Elective Deferrals is effective only with respect to Plan Compensation that has not yet been paid to the Eligible Employee as of the effective date of such election and not yet “currently available” to the Eligible Employee (within the meaning of Treasury regulation § 1.401(k)-1(a)(3)).  Such election is effective only while the election remains in effect.  The Elective Deferral election must be in an amount equal to a whole percentage from 1% to 100% of the Participant’s Plan Compensation paid by such Employer for the payroll period.  Separate Elective Deferral elections may be permitted for Plan Compensation consisting of bonuses.  If a Participant makes an Elective Deferral for a pay period, the Participant’s remuneration paid through the Employer’s regular payroll that would otherwise be payable directly to the Participant for that payroll period shall be reduced by the amount of such Elective Deferral (but only to the extent the Participant’s paycheck is sufficient to fund such Elective Deferral after satisfying the Participant’s tax withholding obligations and health and welfare deductions).

(b)  Automatic Contribution Arrangement:  The Plan has adopted an automatic contribution arrangement, effective for Employees hired on or after January 1, 2017.  Pursuant to this arrangement, an Eligible Employee who has satisfied the service and entry date requirements in Section 3.1(a) shall be deemed to elect to become a Participant and to have pre-tax Elective Deferrals made on his or her behalf at a rate equal to 3% of his or her Plan Compensation each pay period.

(1)  Election Out Before Auto-Enrollment Begins.  The automatic enrollment described in the preceding sentence shall not apply if the Eligible Employee affirmatively elects to participate in the Plan or not to participate in the Plan in sufficient time before the automatic enrollment is scheduled to become effective that it can be canceled before it becomes effective.

(2)  Election Out After Auto-Enrollment Begins.  A Participant who has made a deemed election pursuant to the automatic contribution arrangement described in this Section 4.1(b) may elect not to participate in the Plan or may elect to change the applicable contribution rate as provided in subsection (c) of this Section, in which case the Participant shall thereafter cease to be covered by the automatic contribution arrangement.

(c)  Change, Suspension or Resumption of Elective Deferrals.  A Participant may change the rate of Elective Deferrals at any time, may suspend Elective Deferrals at any time and may resume Elective Deferrals at any time, and may change the type of Elective Deferrals (pre-tax Elective Deferrals or Roth Elective Deferrals), in each case by giving directions to the Plan Administrator in accordance with rules and procedures prescribed by the Plan Administrator.  Any such suspension shall be effective as soon as administratively practicable.  Any such change or resumption in the rate of Elective Deferrals shall be subject to the rules described in subsection (a) of this Section, and shall be effective as soon as administratively practicable.

(d)  Annual limit on Elective Deferrals.

(1)  The Annual Limit.  An Employee’s Elective Deferrals plus any elective deferrals made under any other cash or deferred arrangement sponsored by the Company’s Controlled Group for a calendar year shall be limited as follows:

Plan Year	Plan Year Limit
2019	For calendar years 2019 and later $19,000 (or such higher amount as is permitted under the cost-of-living provisions of Code section 402(g)(4))

These limits do not apply to Age 50 Catch-Up Contributions, which are addressed in subsection (e) below.

(2)  Distribution of Excess Elective Deferrals.

(i)  If for any calendar year the aggregate for the Participant of the (i) Elective Deferrals to the Plan excluding any Age 50 Catch-Up Contributions and/or (ii) amounts contributed under any other plan or arrangement described in Code section 401(k), 408(k) or 403(b) maintained by another employer in which the Participant participates, will exceed the above limit for the calendar year in which such contributions are made (“excess Elective Deferrals”), such Participant shall, pursuant to such rules and at such time following such calendar year as determined by the Plan Administrator but no later than the March 31 of the calendar year following the calendar year in which such excess Elective Deferrals were made, be allowed to submit a written request that the excess Elective Deferrals plus any income allocable thereto be distributed to him.  Such request shall be accompanied by the Participant’s written statement that if such excess Elective Deferrals are not distributed such excess Elective Deferrals, when added to amounts contributed under other plans and arrangements described in Code sections 401(k), 408(k) or 403(b) will exceed the limit described in the first sentence of this paragraph.  In the event the excess Elective Deferrals are contributed under the Plan or any other plan sponsored by the Company, the Participant will be deemed to have notified the Plan Administrator of any such excess Elective Deferrals.  The distribution of excess Elective Deferrals shall consist of a Participant's pre-tax Elective Deferrals, Roth Elective Deferrals or a combination of both.  A distribution of such excess Elective Deferrals as well as of any other amounts that the Plan Administrator determines were contributed on behalf of Participants in excess of the annual limitations set forth in Code section 402(g) limitation, plus allocable income, shall be made no later than the April 15 of the calendar year following the calendar year in which such excess Elective Deferrals were made.  The amount of excess Elective Deferrals to be so distributed shall be reduced by any contributions previously distributed pursuant to Section 4.5 with respect to such calendar year.  The amount of any income allocable to such excess Elective Deferrals shall be determined by the Plan Administrator pursuant to applicable Treasury regulations.  The Plan shall not distribute the allocable gain or loss for the period between the end of the Plan Year and the date of distribution (the “gap period”).  Notwithstanding the provisions of this paragraph, any excess Elective Deferrals shall be treated as “annual additions” for purposes of Section 7.5 except to the extent such excess Elective Deferrals are distributed in accordance with Treasury regulation § 1.402(g)-1(e)(2) or (3).  Excess Elective Deferrals shall be excluded for purposes of the tests described in Section 4.5(a) to the extent required by applicable Treasury regulations.  Any corresponding “Employer Matching Contributions” (described in Section 4.2) related to excess Elective Deferrals so distributed, plus any income allocable to such Employer Matching Contributions shall be forfeited.

(e)  Age 50 Catch-Up Contributions.  Each Participant whose 50th birthday is on or before the close of the Participant’s taxable year shall be eligible to elect to have Age 50 Catch-Up Contributions made in any payroll period provided the Participant cannot make any other regular Elective Deferrals to the Plan for such payroll period by reason of the limitations contained in this Article 4, Section 7.5 or any comparable limitation or any restriction contained in the terms of the Plan or the Code. Age 50 Catch-Up Contributions are eligible to receive Employer Matching Contributions, subject to the limitations under Section 4.4, which will be made as soon as practicable after the end of each payroll period.

(1)  Dollar Limits.  The amount of the Age 50 Catch-Up Contributions a Participant may make to the Plan for a calendar year may not exceed, when combined with any catch-up contributions made under Code section 414(v) to any other plan or arrangement of the Employer, the following:

Plan Year	Plan Year Limit
2019	For calendar years 2019 and later $6,000 (or such higher amount as is permitted under the cost-of-living provisions of Code section 414(v)(2)(C))

(2)  Age 50 Catch-Up Contributions made pursuant to this subsection shall be treated as Elective Deferrals under the Plan except as otherwise provided below.

(i)  Age 50 Catch-Up Contributions shall not be taken into account for purposes of the annual dollar limitations in Section 3.1(d) (Code section 402(g) provisions) and Section 7.5 (Code section 415 provisions), and as otherwise provided in Code section 414(v).

(ii)  The Plan shall not be treated as failing to satisfy the provisions of Section 4.5 (ADP nondiscrimination test), Article 14 (top heavy provisions), Code section 401(a)(4) (nondiscrimination in contributions), Code section 401(a)(17) (limit on compensation taken into account), Code section 401(k)(12) (safe harbor provisions) or  Code section 410(b) (nondiscrimination in coverage) by reason of such Age 50 Catch-Up Contributions.

At the end of the Plan Year the Plan Administrator will determine if any Age 50 Catch-Up Contributions must be recharacterized as regular Elective Deferrals to meet the requirements of this subsection (e), and to what extent any Age 50 Catch-Up Contributions recharacterized as regular Elective Deferrals are eligible for an Employer Matching Contribution under Section 4.2, and will adjust the Participant’s Account accordingly.

(f)  Roth Elective Deferrals.  Participants shall be permitted to designate some or all of their Elective Deferrals as Roth Elective Deferrals, in which case the contributions will be includible in the Participant’s gross income at the time deferred.  Roth Elective Deferrals are a Participant's Elective Deferrals that are includible in the Participant's gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the Participant in his or her deferral election. Except in the case of an in-plan Roth rollover (a rollover to a participant’s Roth Elective Deferral account from another account of the Participant in this Plan), Elective Deferrals contributed to the Plan as one type, either Roth or pre-tax, may not later be reclassified as the other type.  A Participant’s Roth Elective Deferrals shall be deposited in the Participant’s Roth Elective Deferral account in the Plan.  No contributions other than Roth Elective Deferrals, in-plan Roth rollovers and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral account, and gains, losses and other credits or charges will be allocated on a reasonable and consistent basis to such account.  The Plan shall maintain a record of the amount of Roth Elective Deferrals in each Participant’s Roth Elective Deferral account.

Section 4.2    Employer Safe Harbor Basic Contribution. The Employer shall make an Employer Safe Harbor Basic Contribution to the Account of each Eligible Employee who has satisfied the service and entry date requirements in Section 3.1 by the end of the Plan Year, without regard to whether the individual is an Eligible Employee on the last day of the Plan Year.  Such contribution shall be equal to 3% of the Participant’s Plan Compensation for the Plan Year.  The Employer shall contribute such contribution to the Trust no later than the Employer’s tax filing deadline for the Plan Year.  The Employer Safe Harbor Basic Contribution is intended to meet the requirements of Code section 401(k)(12)(C).

Section 4.3    Employer Discretionary Contribution.  The Employer may at its discretion make an annual Employer Discretionary Contribution to the Account of each Eligible Employee who has satisfied the service and entry date requirements in Section 3.1 by the end of the Plan Year and who is employed on the last day of the Plan Year as an Eligible Employee.  The Employer Discretionary Contribution shall be equal to a uniform percentage of the Eligible Employee’s Plan Compensation for the Plan Year (for example, 3% of Plan Compensation), with such percentage to be determined at the Employer’s discretion.  The Employer shall contribute the Employer Discretionary Contribution to the Eligible Employee’s Account no later than the Company’s tax filing deadline for the Plan Year.  The Employer does not intend to make Employer Discretionary Contributions with respect to Plan Years after the 2017 Plan Year, but retains the right to do so.

Section 4.4    Employer Matching Contributions.  As of the Effective Date, the Employer may, in its discretion, make an annual Employer Matching Contribution to the Account of each Participant by the end of the Plan Year. The formula used and amount to be contributed shall be determined on an annual basis at the Employer’s discretion and shall be communicated to each Participant.

Section 4.5    Limitations on Contributions for Highly-Compensated Employees.  For purposes of this Section 4.5, “Eligible Employee” means an Eligible Employee who has satisfied the service and entry date requirements of Section 3.1(a).

(a)  Limits imposed by Code section 401(k)(3) (ADP Test).  The Plan intends to meet the requirements of Code section 401(k)(3) (the “actual deferral percentage” or “ADP” test) automatically by qualifying for the safe harbor under Code section 401(k)(12)(C).  Accordingly, the requirements of this Section 4.5(a) shall apply only in the unlikely event the Plan should fail to meet the safe harbor requirements of Code section 401(k)(12)(C) for any Plan Year, and in that case, if the Elective Deferrals made for a Plan Year fail to satisfy either of the tests set forth in subparagraphs (1) and (2) of this paragraph, the adjustments prescribed in Section 4.5(c)(1) shall be made.

(1)  The average deferral percentage for the group consisting of all highly compensated Eligible Employees for the Plan Year does not exceed the product of the average deferral percentage for the group consisting of all non-highly compensated Eligible Employees for such Plan Year and 1.25.

(2)  The average deferral percentage for the group consisting of all highly compensated Eligible Employees for the Plan Year (i) does not exceed the average deferral percentage of the group consisting of all non-highly compensated Eligible Employees for such Plan Year by more than 2 percentage points, and (ii) does not exceed the product of the average deferral percentage of the group consisting of all non-highly compensated Eligible Employees for such Plan Year and 2.0.

Any additional Elective Deferrals which are Age 50 Catch-Up Contributions or which are permitted for periods of Military Service as described in Section 4.7 shall not be considered as Elective Deferrals for purposes of determining whether the tests set forth in such paragraphs (1) and (2) of this subsection are satisfied or for purposes of making any adjustments prescribed by Section 4.5(e)(1).

(b)  Limits imposed by Code section 401(m) (ACP Test).  Notwithstanding the provisions of Section 4.4, if the Employer Matching Contributions made for a Plan Year fail to satisfy both of the tests set forth in subparagraphs (1) and (2) of this paragraph, the adjustments prescribed in Section 4.5(e)(2) shall be made.  Any additional Employer Matching Contributions made pursuant to Section 4.7 (Military Service) shall not be considered Employer Matching Contributions for purposes of determining whether the tests set forth in such paragraphs (1) and (2) of this subsection are satisfied or for purposes of making any adjustments prescribed by Section 4.5(e)(2).

(1)  The average contribution percentage for the group consisting of all highly compensated Eligible Employees for the Plan Year does not exceed the product of the average contribution percentage for the group consisting of all non-highly compensated Eligible Employees for such Plan Year and 1.25.

(2)  The average contribution percentage for the group consisting of all highly compensated Eligible Employees for the Plan Year (i) does not exceed the average contribution percentage of the group consisting of all non-highly compensated Eligible Employees for such Plan Year by more than 2 percentage points, and (ii) does not exceed the product of the average contribution percentage of the group consisting of all non-highly compensated Eligible Employees for such Plan Year and 2.0.

(c)  Definitions and Special Rules.  For purposes of this Section:

(1)  The “average deferral percentage” for

(i)  The group of highly compensated Eligible Employees for a Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in such group to the nearest one-hundredth of one percent, of the Elective Deferrals made for the benefit of such Eligible Employee for such Plan Year to the total Code section 415 Compensation for such Plan Year paid to such Eligible Employee, and

(ii)  The group of non-highly compensated Eligible Employees for a Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in such group to the nearest one-hundredth of one percent, of the pre-tax compensation contributions made for the benefit of such Eligible Employee for such Plan Year to the total Code section 415 Compensation for such Plan Year paid to such Eligible Employee.

(2)  The “average contribution percentage” for

(i)  The group of highly compensated Eligible Employees for a Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in such group to the nearest one-hundredth of one percent, of the Employer Matching Contributions made during such Plan Year for the benefit of such Eligible Employee to such Eligible Employee’s Code section 415 Compensation for such Plan Year, and

(ii)  The group of non-highly compensated Eligible Employees for a Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in such group to the nearest one-hundredth of one percent, of the Employer Matching Contributions made during such Plan Year for the benefit of such Eligible Employee to such Eligible Employee’s Code section 415 Compensation for the Plan Year.

(3)  “highly compensated Eligible Employee” shall mean any Eligible Employee who has satisfied the service requirement in Section 3.1(a), who performs services in the determination year, and who is in one or more of the following groups:  (i) Employees who were five percent owners as determined in Code section 416(i)(1)(A)(iii) at any time during the determination year or the look-back year, or (ii) Employees with Code section 415 Compensation greater than $125,000 (for 2019, and adjusted for changes in the cost of living as set forth in Code section 415(d)) during the look-back year.  Any former Employee who had a separation year prior to the determination year and was a highly compensated Eligible Employee as described in any of in the first sentence above for either (A) his separation year or (B) any determination year ending on or after this attainment of age 55 shall be considered a “highly compensated Eligible Employee”.  For purposes of determining whether a person is a highly compensated Eligible Employee of an Employer with respect to a Plan Year, the term “determination year” means the Plan Year for which the determination is being made; the term “look-back year” means the twelve-month period immediately preceding the determination year; the term “top-paid group” means the top 20% of employees of the Employer ranked on the basis of Code Section 415 Compensation received during the year (provided, however, that when determining the number of employees in such group, employees described in Code section 414(q)(8) and Q&A 9(b) of Treasury regulation § 1.414(q)-1T are excluded); the Company’s Controlled Group is treated as a single Employer; and “separation year” means the determination year the Employee separates from service with the Employer.

(4)  “non-highly compensated Eligible Employee” shall mean any Eligible Employee who has satisfied the service requirement in Section 3.1(a), who performs services in the determination year (as defined in subparagraph (3) of this paragraph), and who is not a highly compensated Eligible Employee.

(5)  Any Eligible Employee who is not a highly compensated Eligible Employee and who has either (i) not attained the age of 21 or (ii) or completed a one-year Period of Service may be excluded from consideration for purposes of the average deferral percentage test and the average contribution percentage test, provided however, that such excluded Eligible Employees separately satisfy the minimum coverage test of Code section 410(b).

(6)  The Plan incorporates the provisions of Code sections 401(k)(3) and 401(m)(2), and the Treasury regulations thereunder, by reference.  In the event that this Plan satisfies the requirements of Code section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then the ADP and ACP tests in Sections 4.5(a) and 4.5(b) shall be determined as if all such plans were a single plan.  Plans may be aggregated in order to satisfy Code sections 401(k) and 401(m), respectively, only if they have the same Plan Year and use the same ADP and ACP testing method, as the case may be.

(7)  If a highly compensated Eligible Employee participates in the Plan and one or more other plans in his Company’s Controlled Group to which any such contributions are made, all such contributions shall be aggregated for purposes of this Section.

(d)  Adjustments to comply with limits.

(1)  Adjustments to comply with Code section 401(k)(3).  The Plan Administrator may cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether either of the tests set forth in Section 4.5(a)(1) or 4.5(a)(2) shall be satisfied during a Plan Year and, if it appears to the Plan Administrator that neither of such tests will be satisfied, the Plan Administrator may take such steps as it deems necessary or appropriate to adjust the Elective Deferrals made for all or a portion of the remainder of such Plan Year on behalf of each Participant who is a highly compensated Eligible Employee to the extent necessary in order for one of such tests to be satisfied.  If after the end of a Plan Year it is determined that regardless of any such steps taken neither of the tests set forth in Section 4.5(a)(1) or 4.5(a)(2) shall be satisfied with respect to such Plan Year, the Plan Administrator shall calculate the “excess contribution amount.”  The excess contribution amount shall be, with respect to any Plan Year, the excess of:

(i)  The aggregate amount of Elective Deferrals actually made on behalf of highly compensated Eligible Employees for such Plan Year, over

(ii)  The maximum amount of such contributions permitted by the limitations of the actual deferral percentage test set forth in Section 4.5(a) (determined by hypothetically reducing contributions made on behalf of highly compensated Eligible Employees in order of actual deferral percentages, beginning with the highest of such percentages).

The amount to be returned to each Participant who is a highly compensated Eligible Employee shall be determined by first reducing the Elective Deferrals made under the Plan on behalf of each Participant whose actual dollar amount of Elective Deferrals for such Plan Year is the highest until such reduced dollar amount equals the next highest actual dollar amount of Elective Deferrals made for such Plan Year on behalf of any highly compensated Participant or until the total reduction equals the excess contributions amount.  If further reductions are necessary, then such contributions made under the Plan on behalf of each Participant who is a highly compensated Eligible Employee and whose actual dollar amount of Elective Deferrals made for such Plan Year is the highest (determined after the reduction described in the previous sentence) shall be reduced in accordance with the previous sentence.  Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess contributions amount.  The Plan Administrator shall distribute to each such Participant no later than the last day of the subsequent Plan Year for which such adjustment is made the amount of such reductions made with respect to such Participant plus any income allocable thereto, and any corresponding Employer Matching Contributions related thereto, plus any income allocable thereto shall be forfeited.  The distribution of Elective Deferrals that are excess contributions shall be made from the Participant's pre-tax Elective Deferral account before the Participant's Roth Elective Deferral account, to the extent pre-tax Elective Deferrals were made for the year, unless the Participant specifies otherwise.  The amount of Elective Deferrals distributed shall be reduced by any Elective Deferrals previously distributed to such Participant pursuant to Section 4.1(d)(2) for such Plan Year.  The amount of any income allocable to any such reductions to be so distributed or forfeited shall be determined pursuant to applicable Treasury regulations.  The Plan shall not distribute the allocable gain or loss for the period between the end of the Plan Year and the date of distribution (the “gap period”).  The unadjusted amount of any reductions distributed shall be treated as “annual additions” for purposes of Section 7.6.

(2)  Adjustments to comply with Code section 401(m).  The provisions of this Section shall apply separately to each collective bargaining unit whose collective bargaining agreement provides for participation in the Plan.  The Plan Administrator may cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether either of the tests set forth in Sections 4.5(b)(1) or 4.5(b)(2) shall be satisfied during a Plan Year with respect to the Plan, and if it appears to the Plan Administrator that neither of such tests will be satisfied, the Plan Administrator may take such steps as it deems necessary or appropriate to adjust the Employer Matching Contributions made for all or a portion of the remainder of such Plan Year on behalf of each Participant who is a highly compensated Eligible Employees to the extent necessary in order for one of such tests to be satisfied.  If after the end of a Plan Year it is determined that regardless of any steps taken neither of the tests set forth in Section 4.5(b)(1) or 4.5(b)(2) shall be satisfied with respect to such Plan Year, the Plan Administrator shall calculate the “excess aggregate contribution amount.”  The excess aggregate contribution amount shall be, with respect to any Plan Year, the excess of:

(i)   The aggregate Employer Matching Contributions actually made on behalf of highly compensated Eligible Employees for such Plan Year, over

(ii)  The maximum amount of such contributions permitted by the limitations of the actual contribution percentage test set forth in Section 4.4(b) (determined by hypothetically reducing contributions made on behalf of highly compensated Eligible Employees in order of their contribution percentages, beginning with the highest of such percentages).

Such determination shall be made after first determining excess Elective Deferrals pursuant to Section 4.1(d) and then determining the excess contribution amount pursuant to Section 4.5(d)(1).  The Plan Administrator shall reduce the Employer Matching Contributions made under the Plan on behalf of each Participant who is a highly compensated Eligible Employee and whose actual dollar amount of Employer Matching Contributions for such Plan Year is the highest in the same manner described in paragraph (1) above until such reductions in the aggregate equal the excess aggregate contribution amount.  The reduction described in the foregoing sentence shall be made with respect to a Participant’s Employer Matching Contributions.  The Plan Administrator shall distribute no later than the last day of the subsequent Plan Year to each such Participant the amount of such reductions made with respect to Employer Matching Contributions plus any income allocable thereto to which such Participant would be entitled under Section 8.1 or Section 8.2 if such Participant had terminated service on the last day of the Plan Year for which such contributions are made (or earlier if such Participant actually terminates service at any earlier date), and any remaining amount of such reductions plus any income allocable thereto shall be forfeited.  The distribution of Elective Deferrals that are excess aggregate contributions shall be made from the Participant's pre-tax Elective Deferral account before the Participant's Roth Elective Deferral account, to the extent pre-tax Elective Deferrals were made for the year, unless the Participant specifies otherwise.  The amount of any such income allocable to any such reductions to be so distributed or forfeited shall be determined pursuant to applicable Treasury regulations.  The Plan shall not distribute the allocable gain or loss for the period between the end of the Plan Year and the date of distribution (the “gap period”).

(e)  Designation of Qualified Nonelective Contributions and Qualified Matching Contributions.  Each Plan Year, the Company may require some or all of the Employers to make, to the extent permitted by the Secretary of the U.S.  Department of Treasury, a “qualified nonelective contribution,” as defined below, or a “qualified matching contribution,” as defined below, or both, to the Plan for purposes of applying the tests set forth in subsection (a) or (b) of this Section (each such contribution may be applied either for purposes of the test set forth in subsection (a) of this Section or for purposes of the test set forth in subsection (b) of this Section, but not both such tests).  Any qualified nonelective contribution or qualified matching contribution to the Plan shall be allocated in the manner prescribed by the Company and consistent with applicable regulations to the Accounts of some or all of those Participants who are non-highly compensated Eligible Employees (as defined in subsection (d) of this Section) for the Plan Year with respect to which such qualified nonelective contribution or qualified matching contribution is made.  Any such qualified nonelective contributions or qualified matching contributions shall be accounted for separately and shall be distributable pursuant to the provisions of the Plan concerning Employer Matching Contributions.

For purposes of this Section, the term “qualified matching contribution” shall mean Employer Matching Contributions which are subject to the distribution and nonforfeitability requirements under Code section 401(k) when made, and the term “qualified nonelective contribution” shall mean contributions (other than Employer Matching Contributions or qualified matching contributions) made by an Employer and allocated to Participants’ Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and qualified matching contributions.

Section 4.6     Return of Employer Contributions.  Upon written demand by the Employer, the Trustee shall return any Elective Deferrals to this Plan under any one of the circumstances described in (a) or (b), subject to the special rules of (c):

(a)  If a contribution was made due to a mistake of fact, the contribution may be returned, adjusted for losses but not earnings, within one year after it was contributed.

(b)  If a contribution is determined not to be deductible under Code section 404, the portion of the contribution that was disallowed may be returned to the Employer, adjusted for losses but not earnings, within one year after the disallowance.

(c)  If Elective Deferrals are returned to the Employer in accordance with subsections (a) or (b), Participants’ Elective Deferral elections with respect to such returned contributions shall be adjusted retroactively to the beginning of the period for which such contributions were made.  As a result, amounts returned in accordance with subsections (a) or (b) shall not be counted in determining the limitations in Section 4.4.  The Elective Deferrals so returned shall be distributed in cash to those Participants for whom such contributions were made.

Section 4.7    Military Service.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Military Service will be provided in accordance with Code section 414(u) (e.g., covered Participants will be given an opportunity to make make-up Elective Deferrals and receive make-up Employer Matching Contributions (but without make-up earnings) after their return to active employment to the extent required by section 414(u)(2), subject to the applicable limit under Code section 415 for the year to which the contributions relate and to other limits as set forth in Code section 414(u)(2)).  An Employee shall be deemed to be employed during any period during which the Employee is in Military Service, provided that the Employee returns to the employ of an Employer as an Eligible Employee within the period prescribed by laws relating to the reemployment rights of persons in Military Service.  The Plan Administrator may require certification from an Eligible Employee that during the Employee’s absence, the Employee was in Military Service.  Participants on military leave will be treated like other Employee on an approved leave of absence, and as such will be able to make Elective Deferrals (including out of any Company-paid differential pay), request in-service distributions and take loans but will not be treated as having a Separation from Service.  If a Participant who is performing qualified military service dies while he or she has a right to reemployment with the Employer under the Uniformed Services Employment and Reemployment Rights Act (USERRA), such Participant’s survivors any additional benefits (other than contributions relating to the period of qualified military service, but including vesting service credit for such period and any other survivor benefits) that would have been provided under the plan had the participant resumed employment on the day preceding the participant’s death and then terminated employment on account of death.

ARTICLE 5

ROLLOVER CONTRIBUTIONS TO THE PLAN

Section 5.1    Requirements for Rollover Contributions.  If an Eligible Employee receives, either before or after becoming a Participant, a distribution or distributions from an employees’ trust described in Code section 401(a) which is exempt from tax under Code section 501(a) or from a qualified annuity plan described in Code section 403(a) or 403(b) (or elects to directly transfer to the Plan such distribution) and such distribution or distributions were eligible rollover distributions as defined in Code section 402(c)(4) and do not include after-tax contributions (and any earnings thereon), but may include a distribution from a Roth Elective Deferral Account, then such Employee may contribute to the Plan an amount which does not exceed the amount of such distribution or distributions (including the proceeds from the sale of any property received as a part of such distribution or distributions) less the amount considered contributed to such trust or annuity plan by the Employee (determined by applying Code section 402(d)(4)(D)(i)) (a “rollover contribution”).  A rollover contribution may also be a distribution from an individual retirement account or individual retirement annuity (within the meaning of Code section 408); provided that (i) no amount in such account or no value of such annuity is attributable to a source other than an eligible rollover distribution (within the meaning of Code section 402(c)(4)) from an employees’ trust described in Code section 401(a) which is exempt from tax under Code section 501(a) or a qualified annuity plan described in Code section 403(a) at the time contributions were made on his behalf under such trust or annuity plan (and any earnings on such a rollover distribution), (ii) the contribution does not include after-tax contributions (or earnings thereon) and (iii) the entire amount received is paid (for the benefit of such individual) into the Trust no later than the 60th day following the day on which the individual receives the distribution.  A rollover contribution may also be a distribution from an eligible Code section 457(b) plan that is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state (a “governmental 457(b) plan”); provided that no amount is attributable to a source other than an eligible rollover distribution (within the meaning of Code section 402(c)(4)) and the contribution does not include after-tax contributions (or earnings thereon). If a rollover contribution is made by an Eligible Employee prior to his becoming a Participant, such Eligible Employee shall until such time as he becomes a Participant be deemed to be a Participant and his Rollover Account shall be deemed to be an Account of a Participant for all purposes of the Plan except for the purpose of being eligible for contributions made by his Employer and for the purpose of making Elective Deferrals.

Section 5.2     Delivery of Rollover Contributions.  Any rollover contribution made pursuant to Section 5.1 shall be delivered by the Eligible Employee to the Plan Administrator and by the Plan Administrator to the Trustee on or before the 60th day after the day on which the Employee receives the distribution or on or before such later date as may be prescribed by law.  Any such contribution must be accompanied by (i) a statement of the Employee that to the best of his knowledge the contribution meets the conditions specified in Section 5.1 and (ii) a copy of such documents as may have been received by the Employee advising him of the amount of and the character of such distribution.  Notwithstanding the foregoing, the Plan Administrator shall not accept a rollover contribution if in its judgment accepting such contribution would cause the Plan to violate any provision of ERISA, the Code or any regulations thereunder, and the Plan Administrator shall not be required to accept such a contribution to the extent it consists of property other than cash.

ARTICLE 6

TRUST

A Trust was created between the Company and the Trustee in connection with the implementation of the Plan in July 1973 and has been amended from time to time since that date.  The assets of the Plan are held in the Trust by the Trustee pursuant to the terms of the Plan and the Trust Agreement.  All contributions under the Plan shall be paid to the Trustee.  The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the income therefrom, on behalf of the Participants collectively in accordance with the provisions of the Trust agreement, except to the extent that such monies and other property are invested as provided for in Article 7.  The Trustee shall make distributions from the Trust Fund at such time or times to such person or persons and in such amounts as the Plan Administrator shall direct in accordance with the Plan.

ARTICLE 7

INVESTMENT ELECTIONS, ALLOCATION OF TRUST INCOME
AND CONTRIBUTIONS TO PARTICIPANTS’ ACCOUNTS

Section 7.1    Separate Accounts.

(a)  In General.  The Plan Administrator shall maintain or cause to be maintained separate Accounts for each Participant.  The Accounts maintained for a Participant shall include, but not be limited to: (i) a Pre-Tax Account, to which shall be credited all Elective Deferrals made on behalf of the Participant other than Roth Elective Deferrals, (ii) an Employer Safe Harbor Basic Contribution Account, to which shall be credited all Employer Safe Harbor Basic Contribution made on behalf of the Participant pursuant to Section 4.2, (iii) an Employer Discretionary Contribution Account, to which shall be credited all Employer Safe Harbor Contributions made on behalf of the Participant pursuant to Section 4.3, (iv) an Employer Matching Contribution Account, to which shall be credited all Employer Matching Contributions made on behalf of the Participant pursuant to Section 4.4, (v) a Roth Elective Deferral Account, to which shall be credited any Roth Elective Deferrals made on behalf of the Participant pursuant to Section 4.1(f), and (vi) a Rollover Account, to which shall be credited all rollover contributions made by the Participant.  In addition, other Accounts may be established by the Plan Administrator for other purposes, including with respect to plans that are merged into or otherwise transferred to the Plan.  Each such Account shall be divided and invested as the Participant elects in accordance with Section 7.2(b) among such separate investment funds as are maintained pursuant to Section 7.2(a).  Unless the context otherwise requires, a Participant’s “Account” and “Account balance” shall mean all Accounts and the aggregate value of all accounts maintained for such Participant pursuant to the Plan.  Such Accounts shall be maintained solely for accounting purposes and there shall be no segregation of assets of the Trust Fund or of any separate investment fund among separate Accounts.  The books of Accounts, forms and accounting methods used in the administration of Participants’ Accounts shall be the responsibility of, and shall be subject to the supervision and control of, the Plan Administrator.

Section 7.2    Investment Funds, Elections and Company Stock Fund.

(a)  Investment Funds.  As directed by the Plan Administrator, several separate investment funds have been established and maintained or made available with respect to the Plan.  From time to time, in accordance with the investment policies and objectives established by the Plan Administrator, the Plan Administrator may add, cease offering or make changes in the operation and management of any investment fund at any time, and shall have the authority to specify rules and procedures as to how Participant investment elections shall be adjusted to reflect the addition, deletion or change in the investment funds offered under the Plan, subject to paragraph (1) below (regarding the Company Stock Fund).  The investment funds may include, but are not limited to, investments in securities of open-end or closed-end investment companies and investments in any suitable collective investment fund maintained by any bank or trust company.  Pending allocation to the investment funds, contributions to the Plan may be held uninvested or may, on an interim basis, be invested, in whole or in part, in cash or cash equivalents.  Except as otherwise provided herein (or in rules adopted from time to time), dividends, interest, and other distributions received on the assets held by the Trustee in respect of any investment fund shall be reinvested in the respective investment fund.

(1)  Diversified Investment Options.  The Plan shall at all times offer at least three diversified investment options, in addition to the Company Stock Fund (for which see paragraph (2) below and subsection 7.2(e) below), to which a Participant or Beneficiary may direct his or her investments, each of which shall be selected by the Plan Administrator or its delegate and each of which shall have materially different risk and return characteristics.

(2)  Company Stock Fund.  An investment fund called the “Company Stock Fund” shall be established and maintained and shall be invested primarily in Company Stock.  The rules regarding the Company Stock Fund are set forth in Section 7.2(e) below.

(b)  Investment Elections.  Each Participant shall have the right to direct the Trustee with respect to the investment and reinvestment of the assets and future contributions comprising the Participant’s Account among the investment funds that the Plan makes available.  To do so, the Participant must file an investment election with the Plan that specifies the percentage of the Participant’s existing Account balance and future contributions (in multiples established by the Plan Administrator from time to time) that are to be invested in each of such investment funds.  The Plan’s record keeper shall establish the procedures for filing investment elections.  The Participant’s most recent valid and timely-filed investment direction will be honored, subject to the default investment provisions in paragraph (3) below.  After a Participant’s death, the Participant’s Beneficiary shall have the right to direct the Trustee with respect to the investment or reinvestment of the assets comprising the Participant’s Account to the same extent that the Participant had during his life.

(1)  Timing of Investment Elections.  A Participant may make or change his or her investment election at any time.  A Participant’s initial or changed investment election shall be effective as soon as administratively practicable on or following the date the Plan receives the Participant’s investment election (usually by no later than the following business day).

(2)  Participant-Directed Investments and Section 404(c) Compliance.  Each Participant is solely responsible for the investment of his or her Plan contributions, his or her selection of investment funds, and for his transfers among the available investment funds, and no Plan fiduciary or other person shall have any liability for any loss or diminution in value resulting from the Participant’s exercise of such investment responsibility.  Because each Participant controls the investment of his or her Participant Accounts, the Plan is intended to be covered to the maximum extent possible by ERISA section 404(c) and Department of Labor regulations thereunder which provide that Plan fiduciaries may be relieved of liability for any losses that are the result of investment instructions given by a Participant or Beneficiary.

(3)  Default Investment Fund.  Whenever amounts in a Participant’s Account or future contributions to that Account cannot be invested pursuant to the Participant’s direction (for example, if the Participant has not made a valid investment election) or pursuant to a mapping procedure established by the Plan Administrator for this purpose (see paragraph (4) below), the Trustee shall direct the investment of such amounts into the Plan’s default investment fund (or funds) as designated by the Plan Administrator, which shall be a “qualified default investment alternative” within the meaning of ERISA section 404(c)(5).

(4)  Mapping of Investment Elections When Funds Change.  The Plan’s investment funds will change from time to time.  When they do, the Plan intends to use the protocol in ERISA section 404(c)(4) for a qualified change in investment options to map the funds that will no longer be offered in the Plan to the appropriate new or existing investment funds.

(5)  Notification to Participants.  The Plan Administrator intends to notify Participants of the investment funds that are available under the Plan pursuant to Section 7.2 and to explain related fees and costs to the extent required by the regulations promulgated by the Department of Labor pursuant to ERISA section 404.  The Plan Administrator also intends to provide any notifications necessary to maintain compliance with ERISA sections 404(c) (participant-directed account), 404(c)(4) (qualified change in investment options) and 404(c)(5) (qualified default investment arrangements).

(6)  No Investment Recommendations.  The Trustee, the Plan Administrator, the Company, the Employer, the officers or supervisors of the Employer and the Company and the Plan’s fiduciaries are not empowered or authorized to advise a Participant regarding the Participant’s investment election.  The fact that an investment fund is offered under the Plan shall not be construed as a recommendation that Participants invest in such investment fund.

(7)  Investment of Amounts That are not Allocated to Participant Accounts.  Any portion of the Trust Fund which from time to time is not allocated to Participants’ Accounts shall be invested in such manner as the Plan Administrator shall determine.  The Plan Administrator shall be a “named fiduciary” (within the meaning of such term as used in ERISA) for this purpose.

(8)  Rule 16b-3(f) Compliance.  To the extent necessary to ensure compliance with Rule 16b-3(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company may arrange for tracking of any transaction defined in Rule 16b‑3(b)(1) of the Exchange Act involving the Company Stock Fund and the Company may bar any such transaction to the extent it would not be exempt under Rule 16b-3(f) of the Exchange Act.  To the extent the Company exercises its authority to bar a transaction under this subsection, the provisions of this subsection shall apply notwithstanding Section 7.2(b)(2) of the Plan (ERISA section 404(c) compliance).

(9)  Blackout Periods.  The Plan will comply with section 306 of the Sarbanes-Oxley Act of 2002.  Section 306 in part requires the Plan to give advance notice of “blackout periods” (as defined in Department of Labor regulation section 2520.101‑3(d)(1)) to affected Participants and Beneficiaries (i.e., to Participants and Beneficiaries whose rights under the Plan to direct or diversify assets credited to their Accounts, to obtain loans from the Plan, or to obtain distributions from the Plan are suspended, limited or restricted by the blackout period).

(i)  The Company is authorized to impose blackout periods whenever the Company determines that circumstances warrant.

(ii)  The Company may impose “regularly scheduled” blackout periods within the meaning of Department of Labor regulation section 2520.101-3(d)(1)(ii)(B) in the following circumstances:

(A)  The Company imposes quarterly blackout periods on insider trading in the Company Stock Fund as needed (as determined by the Company), timed to coincide with the release of the Company’s quarterly earnings reports.  The commencement and termination of these blackout periods in each quarter, the parties to which they apply and the activities they restrict shall be as set forth in the official insider trading policy promulgated by the Company from time to time.

(B)  The Company may impose blackout periods to the extent necessary under the liquidity provisions of paragraph (10) below.

(10)  Maintaining Liquidity.  The Trustee may direct the investment of a portion of certain investment Funds such as the Company Stock Fund in cash or short-term securities to the extent necessary to maintain a level of liquidity in such Funds that is reasonably expected to permit trades into and out of such Funds, as determined by the Trustee in its sole discretion.  If the liquid assets held by these Funds are insufficient to satisfy the immediate demand for liquidity under the Plan, the Trustee may temporarily limit or suspend transfers of any type (including withdrawals and distributions) to or from any affected investment fund.  During this period, contributions to any affected Fund may be redirected to a Fund chosen by the Trustee and instructions and transfers may be pended.

(c)  ESOP Portion and Non-ESOP Portions.  The Plan is divided into two portions: An ESOP Portion and a Non-ESOP Portion.  Together the ESOP Portion and the Non-ESOP Portion constitute the entire Plan and are intended to be a single plan under Treasury regulation section 1.414(l)-1(b)(1).

(1)  ESOP Portion.  As of any time, the portion of the Plan assets that is invested in the Company Stock Fund shall be a stock bonus plan under Code section 401(a) and is intended to qualify as an employee stock ownership plan under Code section 4975(e)(7) (the “ESOP Portion”).

(i)  Separate Portion.  The ESOP Portion is maintained as a portion of the Plan as authorized by Treasury regulation § 54.4975-11(a)(5).

(ii)  Diversification.  In general, the ESOP Portion meets the diversification requirements of Code section 401(a)(28), to the extent applicable, by Plan design, since a Participant may self-direct the investment of 100% of the Participant’s Account.

(iii)  Valuations.  Valuations of shares of distributed Company Stock which are not readily tradable on an established securities market shall be made by an independent appraiser (within the meaning of Code section 401(a)(28)(C)).

(iv)  Suspense Account Not Required.  The ESOP Portion is not required to provide for the establishment and maintenance of a suspense account pursuant to Treasury regulation section 54.4975‑11(c), because for periods after the KSOP Effective Date, any assets acquired with an exempt loan have already been released from suspense, nor for the protections and rights described in Treasury regulation § 54.4975-11(a)(3)(i) (e.g., put options) that are required for assets acquired with the proceeds of an exempt loan, because the assets distributed under the Plan are publicly traded when distributed.

(v)  Distribution in Employer Securities.  The distribution provisions of Code section 409(h) (requiring a Participant to be given the opportunity to have his Account distributed in the form of employer securities) are met by Plan design because a Participant can take a distribution from the Plan in the form of shares of Company Stock.

(vi)  Merger of Dime ESOP.  Effective as of the KSOP Effective Date, the Dime ESOP merged into this Plan, and all of the accounts of the participants in the Dime ESOP as of immediately before the KSOP Effective Date were thereupon invested in the Company Stock Fund.  The Trustee shall account separately for these accounts, including any earnings thereon (“Dime ESOP Accounts”).  The Dime ESOP Accounts are closed to new investments.  A Participant may elect to reinvest all or any portion of his or her investment in the Company Stock Fund that is in his or her Dime ESOP Account into any other investment fund offered by the Plan, and by doing so, such amounts shall no longer be considered part of such Participant’s Dime ESOP Account.  Further, if any Participant invests or reinvests in the Company Stock Fund on or after the KSOP Effective Date, such investment or reinvestment shall not be included in the Participant’s Dime ESOP Account.

(2)  Non-ESOP Portion.  The remaining part of the Plan is intended to be a profit sharing plan under Code section 401(a) and to meet the requirements for qualification under Code section 401(a) (the “non-ESOP Portion”).

(d)  Election to Receive Dividends on ESOP Portion (Company Stock Fund).  The Plan Administrator shall prescribe rules and procedures that allow each Participant (or Beneficiary, as applicable) with an interest in the Company Stock Fund to elect to have any Cash ESOP Dividends that are allocated to the Participant’s Accounts distributed in cash directly to him or her as soon as administratively practical after the dividend is paid to the Plan without being first reinvested in the Company Stock Fund (a Cash ESOP Dividend Payment Election).

(1)  Dividend Deduction Under Code Section 404(k).  Such rules and procedures shall be in accordance with the terms of the Plan or, to the extent not specified in the Plan, with the requirements that must be satisfied in order for a federal income tax deduction to be allowed under Code section 404(k) with respect to the Cash ESOP Dividends (including the requirement that the election to receive Cash ESOP Dividends be irrevocable for the period to which it applies).  The Plan Administrator may provide for procedures for a Participant to make a Cash ESOP Dividend Payment Election by contacting the Participant Response System.

(2)  Processing Fee.  The Plan Administrator shall be allowed to prescribe a processing fee for processing and paying Cash ESOP Dividends to electing Participants, the amount of which shall be subject to change; provided, however, that any increase in such fee shall not cause it to exceed the level that would permit the Company to deduct such dividends.

(3)  If Participant Does Not Make a Dividend Election.  In the event a Participant, as of the record date for a Cash ESOP Dividend, either:

(i)    Does not have a completed Cash ESOP Dividend Payment Election on file with the Plan Administrator, or

(ii)  Completes a Cash ESOP Dividend Payment Election but the Participant cannot be located (for example, because his address on file is invalid),

the Participant’s Cash ESOP Dividends shall be paid to the Plan, allocated to the Company Stock Fund and reinvested in Company Stock.  Cash ESOP Dividends that are either paid or reinvested pursuant to Code section 404(k)(2)(A)(iii) and the provisions of this Section shall not be considered to be Annual Additions for purposes of Code section 415(c), Elective Deferrals for purposes of Code section 402(g), elective contributions for purposes of Code section 401(k), or employee (or matching) contributions for purposes of Code section 401(m).

(4)  Timing.  A Cash ESOP Dividend Payment Election must be completed by the Participant (or Beneficiary, as applicable) within the time prescribed for such purpose and pursuant to the rules and procedures adopted by the Plan Administrator from time to time.  Any Cash ESOP Dividend Payment Election that is not completed in the format required by the Plan Administrator shall be considered null and void.  The Plan Administrator shall give Participants (or Beneficiaries, as applicable) a reasonable opportunity before each dividend record date in which to make a Cash ESOP Dividend Payment.  The Plan Administrator shall honor each Cash ESOP Dividend Payment Election as in effect on the dividend record date, and each Cash ESOP Dividend Payment Election shall become irrevocable on such record date unless the Committee has timely established and communicated a different irrevocability date.  Each Cash ESOP Dividend Payment Election shall remain in effect until the Participant (or Beneficiary, as applicable) affirmatively elects to revoke it.  A Participant (or Beneficiary, as applicable) may submit a Cash ESOP Dividend Payment Election at any time, and may revoke an existing Cash ESOP Dividend Payment Election at any time, with any submission or revocation to be effective for dividend record dates that occur after such submission or revocation.

(e)  Company Stock Fund.  The Company Stock Fund shall be governed by the following paragraphs, unless otherwise noted:

(1)  Share Accounting.  Effective July 1, 2017, investments in the Company Stock Fund shall be record-kept using “share accounting” so that a Participant’s Account will hold shares as opposed to units.

(2)  Employee Benefit Committee is Plan Administrator for Company Stock Fund.  The Company’s Employee Benefit Committee is the Plan Administrator and “named fiduciary” (within the meaning of such term as it is used in ERISA) for investment decisions relating to the Company Stock Fund.  The Company’s Employee Benefit Committee shall be solely responsible for all investment decisions relating to the Company Stock Fund, except to the extent it delegates that responsibility to another ERISA fiduciary.  Subject to an override by the Company’s Employee Benefit Committee or other applicable fiduciary that such fiduciary determines to be required to comply with ERISA, the Company Stock Fund is required to be available to Participants as an investment fund pursuant to the terms of the Plan.  Except as provided in the preceding sentence, no provision of the Plan is to be construed to confer discretion on or authority in the Trustee or any fiduciary to remove the Company Stock Fund as an investment fund under the Plan or to limit Participants’ access to such fund.

(3)  Diversification Not Required for Company Stock Fund.  In accordance with ERISA section 404(a)(2), the Trustee is expressly excused from the requirements of diversification as to the investment of the Trust in the Company Stock Fund or other qualifying employer security.

(4)  Qualifying Employer Securities.  Shares of Company Stock in the Company Stock Fund are “qualifying employer securities” within the meaning of Code section 409(1) which defines “qualifying employer securities in relevant part as “common stock issued by the employer (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market”, and ERISA section 407(d)(3).  In accordance with ERISA section 407(b)(1), the Trustee is authorized to invest and hold up to 100% of the assets of the Trust in the Company Stock Fund as directed from time to time by the Participants.  Accordingly, the Plan is an “eligible individual account plan” as defined in ERISA section 407(d)(3).

(5)  Trading in Company Stock.  The Trustee may purchase Company Stock or other qualifying employer security from the Company or any other source, and such Company Stock or other qualifying employer security purchased by the Trustee may be outstanding, newly issued, or treasury shares, provided that such shares are registered.  Notwithstanding the foregoing, any purchase by the Trustee of any shares of Company Stock or other qualifying employer security from any “party in interest” as defined in ERISA section 3(14), or from any “disqualified person” as defined in Code section 4975(e)(2), shall not be made at a price that exceeds “adequate consideration” as defined in ERISA section 3(18) and no commissions shall be paid with Plan assets on such purchase.  Shares of Company Stock will be purchased or sold for the Company Stock Fund in the open market or in privately negotiated transactions.  In the unusual event that the Company Stock Fund is acquiring or liquidating a block of Company Stock that is so large that its purchase or sale, in the ordinary course, is expected to disrupt an orderly market in Company Stock, the Trustee (or its designated agent) may limit the daily volume of purchases and sales of Company Stock by the Company Stock Fund to the extent necessary to preserve an orderly market.

(6)  Valuation.  Ongoing investment of Trust funds into Company Stock shall be permitted only if such Company Stock is traded on an exchange permitting a readily ascertained value, or the Plan Administrator has obtained a current valuation by a qualified independent appraiser.  The Trust shall be invested in the Stock Fund to the extent necessary to comply with valid Participant investment directions made pursuant to this Article.

(7)  Right to Divest.  Participants investing in the Company Stock Fund may divest their interests at any time.

(8)  Dividends and Stock Splits.  All dividends on shares of Company Stock in the Company Stock Fund are paid to the Company Stock Fund, treated as earnings and used to purchase additional shares of Company Stock in the Company Stock Fund (other than Cash ESOP Dividends that a Participant elects to have paid directly to him or her pursuant to Section 7.2(d)).  Any Company Stock received by the Trustee as a stock split or dividend, or as a result of a reorganization or other recapitalization with respect to the Company Stock in the Company Stock Fund, will be added to the Company Stock Fund.  Any other property (other than shares of Company Stock) received by the Trustee with respect to the Company Stock in the Company Stock Fund may be sold by the Trustee and the proceeds added to the Company Stock Fund.  In the event of a significant distribution of such other property, the Plan Administrator may implement special arrangements for the holding or disposition of such other property by the Plan.  Any rights to subscribe to additional shares of Company Stock shall be sold by the Trustee and the proceeds credited to the Company Stock Fund.

(9)  Voting.  See Article 10 below.

(10)  Liquidity.  See Section 7.2(b)(10) above.

Section 7.3    Allocation to Participants’ Accounts of Net Income of Trust and Fluctuation in Value of Trust Assets.  The net worth of each investment fund shall be determined as of each Valuation Date pursuant to Section 7.4, and the market value of each Participant’s Account shall be recalculated to reflect the net earnings and losses of each such investment fund since the preceding Valuation Date in accordance with procedures established by the Plan Administrator.

Section 7.4    Determination of Net Worth of an Investment Fund.  The net worth of an investment fund as of any Valuation Date shall be the fair market value of all assets (including any uninvested cash) held by such investment fund, as determined by the Trustee on the basis of such evidence and information as it may deem pertinent and reliable, reduced by any liabilities of the investment fund other than Participants’ Accounts and reduced by contributions made to the Trust Fund and invested in the investment fund subsequent to the preceding Valuation Date.

Section 7.5   Limitations on Allocations.  Notwithstanding any other provision of the Plan, the amounts allocated pursuant to Section 7.5 to a Participant’s Accounts under the Plan for each Plan Year shall be limited so that the aggregate annual additions to the Participant’s Accounts under the Plan and under all other defined contribution plans maintained by an Employer shall not exceed the lesser of (i) $54,000 in 2017 (as adjusted for cost-of-living increases in accordance with Code section 415(d)), and (ii) 100% of the Participant’s Code Section 415 Compensation for such Plan Year.  For purposes of this Section, the provisions of Code section 415 and the regulations issued thereunder are incorporated by reference as permitted under Treasury regulation § 1.415(a)-1(d)(3).  If the amount to be allocated to a Participant’s Accounts pursuant to Section 7.5 for a Plan Year would exceed the limitation set forth in this Section, such excess amount shall be corrected in accordance with the Employee Plans Compliance Resolution System (see, e.g., Revenue Procedure 2018-52).  If the amount to be allocated to a Participant’s Accounts pursuant to this Section for a Plan Year would exceed any of the limitations set forth in this Section, such excess amounts shall be corrected in accordance with the Employee Plan Compliance Resolution System of the Internal Revenue Service.  Such excess amounts shall be deemed Elective Deferrals and special Employer contributions, in that order.  For purposes of this Section, the “annual additions” for a Plan Year to a Participant’s Accounts in the Plan and his accounts in any other defined contribution plans is the sum during such Plan Year of:

(a)  the amount of Elective Deferrals, Employer Matching Contributions, special Employer contributions and after-tax contributions (but excluding any rollover contributions (within the meaning of Code sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16)) or any direct transfers made to such plan) allocated to such Participant’s accounts,

(b)  the amount of forfeitures allocated to such Participant’s accounts, and

(c)  contributions allocated on behalf of the Participant to any individual medical benefit account as defined in Code section 415(1), the additional reserve for post-retirement medical and life insurance benefits (as defined in Code section 419A(d)(2)) maintained on behalf of the Participant and mandatory employee contributions (as defined in Code section 411(c)(2)(C)) to a defined benefit plan, regardless of whether such plan is subject to the requirements of Code section 411.

For purposes of this Section, the term “defined contribution plan” shall have the meaning set forth in Code section 415 and the Treasury regulations thereunder, and the term “Employer” shall mean the Company’s Controlled Group except that in defining the Company’s Controlled Group, “more than 50%” shall be substituted for “at least 80 percent” where required by Code section 415(g).

Section 7.6    Correction of Error.  If it comes to the attention of the Plan Administrator that an error has been made in any of the allocations prescribed by this Article 7, appropriate adjustment shall be made to the Accounts of all Participants and designated Beneficiaries which are affected by such error, in accordance with the Employee Plans Compliance Resolution System (see, e.g., Revenue Procedure 2018-52).

ARTICLE 8

VESTING

Section 8.1     Vesting Schedules.

(a)  100% Vesting.  A Participant shall be at all times 100% vested in his or her Elective Deferrals, Roth Elective Deferrals, Rollover Contributions and Employer Safe Harbor Basic Contributions, and earnings thereon.  A Participant shall be at all times 100% vested in any dividends paid with respect to his or her investments in the Company Stock Fund for which the Participant was given the opportunity to make a Cash ESOP Dividend Payment Election pursuant to Section 7.2(d) and Code section 404(k).  A Participant shall become 100% vested in the entire balance of the Participant’s Accounts if the Participant, while still an Employee, attains age 65, dies, or suffers a Total Disability.

(b)  Two to Six Year Graded Vesting.  A Participant shall vest in his Employer Discretionary Contributions and Employer Matching Contributions as set forth in the following schedule.

Participant’s Period of Service (Measured in Completed Years)	Vested Percentage
Less than 2	0%
Less than 3 but more than 2	20%
Less than 4 but more than 3	40%
Less than 5 but more than 4	60%
Less than 6 but more than 5	80%
6 or more	100%

(c)  Vesting in Amounts in Plans That Merged Into This Plan.  A Participant who was a participant in the Dime ESOP shall be at all times 100% vested in amounts attributable to his or her balance therein as of the KSOP Effective Date, and earnings thereon.  A Participant who was a participant in any other plan that merged into this Plan (for example, the Pioneer Savings Bank, FSB Tax Deferral Savings Plan in RSI Retirement Trust which merged into this Plan effective March 1, 1997) shall be vested in amounts attributable to his or her balance in such plan pursuant to the terms of the documents supporting such plan and/or merger resolutions as applicable.

Section 8.2    Forfeiture of Unvested Amounts.  A Participant who terminates employment with the Company’s Controlled Group before vesting in all of his or her Accounts established under the Plan (as applicable) pursuant to Section 8.1 shall not be entitled to a distribution of any unvested amounts.  These unvested amounts shall be forfeited from the Participant’s Accounts as soon as administratively practicable following the earlier of: (i) the date the Participant’s entire vested Account balance is distributed from the Plan, and (ii) the date the Participant incurs a five-year Period of Severance.  For purposes of this Section 8.2, a Participant who terminates employment at a time when he or she has no vested interested in any Account shall be deemed to have received a distribution of his or her entire vested Account balance.

(a)  Use of Forfeitures.  Any amount forfeited under this Section 8.2 shall be used to pay any administrative expenses of the Plan (including the cost of restoring any forfeitures) or to fund Employer Discretionary Contributions or Employer Matching Contributions.  Except to the extent of any required restorations of forfeited amounts, a Participant shall not be entitled to an allocation of a forfeiture of any portion of his or her Account, or to an allocation of a forfeiture made from any portion of any other Participant’s Account.

(b)  Reinstatement of Forfeited Amounts.  A Participant who received a distribution from the Plan of the vested portion of his or her Account and whose unvested portion was forfeited as a result, and who has a Reemployment Commencement Date before incurring a five-year Period of Severance, may repay the full amount of the distribution (excluding amounts attributable to the Rollover Contributions Account) in a cash lump sum to the Trustee within five years following the Participant’s Reemployment Commencement Date.  If the Participant does so, the Plan shall restore the forfeited amount, without earnings.

(c)  Vested Status Following a Break.  In the case of a Participant who has a Period of Severance that lasts at least five years, such Participant’s Period of Service that was completed before the Period of Severance shall be considered in determining the Participant’s vested interest in the portion of the Participant’s Account balance that the Participant earns after the break only if either: (i) such Participant has any remaining nonforfeitable interest in the Account balance attributable to Employer contributions that were earned before the Period of Service Cutoff Date; or (ii) upon returning to service the length of the Participant’s Period of Severance is less than the Participants Period of Service, measured in completed years.  Separate accounts will be maintained for the Participant’s pre-break and post-break Employer-derived account balance.  Both accounts will share in the earnings and losses of the Trust.

ARTICLE 9

DISTRIBUTIONS

Section 9.1     Time and Form of Distribution upon Termination of Employment.

(a)  Form of distribution.  Any distribution to which a Participant or Beneficiary becomes entitled pursuant to subsection (b) below shall be distributed by the Trustee in a single lump sum payment or in substantially equal installments, as elected by the Participant or Beneficiary.  Any distribution from the Plan shall be made in the form of cash or in-kind; provided, however, that a Participant may elect to receive the value of his Account that is invested in the Company Stock Fund in full shares of Company Stock and in cash for any fractional shares.

(b)  Time of Distributions.  A Participant shall be entitled to a distribution of the Participant’s vested Account balance as soon as administratively practicable after the date of the Participant’s severance from employment with the Employer, or, subject to the remaining provisions of this Section, may defer distribution to a later date; provided, however, that:

(1)  Consent.  The Participant’s Account shall not be distributed prior to the Participant’s 65th birthday unless the Participant has consented in writing to such distribution.  Such consent shall be obtained in writing within the 180 day period ending on the first day of the first period for which an amount is paid.  The Plan Administrator shall notify the Participant of the right to defer any distribution until the Participant’s 65th birthday and of the consequences of failing to defer any distribution.  Such notification shall include a general description of the material features of the optional forms of benefit available under the Plan and a description of the Participant’s right to defer receipt of the distribution (where applicable), and shall be provided no less than 30 days and no more than 180 days prior to the first day of the first period for which an amount is paid.  However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.  The Participant’s consent shall be in writing or, if authorized by the Plan Administrator, provided through an electronic medium that meets the requirements of Treasury regulation § 1.411(a)-11(f).  The Participant’s consent shall not be required to the extent that a distribution is required to satisfy Code section 401(a)(9) or 415.

(2)  Code Section 401(a)(14).  Pursuant to Code section 401(a)(14), payment of benefits under the Plan shall begin no later than 60 days after the end of the Plan Year which contains the later of (i) the date of the Participant’s termination of employment, (ii) the tenth anniversary of the date the Participant commenced participation in the Plan and (iii) the Participant’s 65th birthday; provided, however, that the Plan Administrator shall require such a Participant to file a claim for benefits before such payment of benefits shall commence.  If the Participant fails to file a claim for benefits prior to the later to occur of the events listed above, the Participant shall be deemed to have elected to defer such distribution until a date no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

(3)  Required Minimum Distributions Under Code Section 401(a)(9).   Notwithstanding anything in the Plan to the contrary, a Participant’s distribution(s) from this Plan shall begin no later than the Participant’s “required beginning date” (as defined in the next sentence) and shall be made in at least the amounts required by clause (i) below, in order to comply with Code Section 401(a)(9).  The “Participant’s “required beginning date” shall be the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant terminates employment, except as is otherwise provided in clause (iv) below (Special Rule for 5% Owners).

(i)    Amount.  A Participant’s benefit shall be distributed at least as rapidly as over the life of the Participant, or over the lives of such Participant and a Beneficiary, or over a period not extending beyond the life expectancy of such Participant or the joint life expectancy of such Participant and a Beneficiary, and shall follow the requirements of Treasury regulation § 1.401(a)(9)-5 (Required Minimum Distributions from Defined Contribution Plans).

(ii)    Available Forms.  A Participant who has reached his or her required beginning date may elect to receive his or her benefit in any of the optional forms available under Section 9.1(a) (“Form of Distribution”), subject to the required minimum distribution provisions described in clause (i) above.

(iii)  Additional Election Available for Participants with Pre-1987 After-Tax Contributions.  A Participant whose account includes after-tax contributions made to the Plan before 1987 (“pre-1987 after-tax contributions”) may elect to receive his or her distribution, in lieu of in one of the optional forms described in clause (ii) above, in such amounts and at such times as the Participant may request until such time as the Participant’s pre-1987 after-tax contributions have been fully distributed from the Plan, subject to the required minimum distribution provisions described in clause (i) above.  This clause (iii) is intended to allow the Participant to take advantage of the tax relief afforded under Code Section 72(e)(8)(D) (“Investment in the Contract Before 1987”) by electing a form for the distribution of such pre-1987 after-tax contributions that does not constitute an “annuity” within the meaning of Code Section 72.

(iv)  Special Rule for 5% Owners.  In the case of a distribution to a Participant who is a “five percent owner” (as defined in Code section 416(i)) at any time during the Plan Year ending in the calendar year in which the Participant attains age 70½, the “required beginning date” for purposes of this Section 9.1(b)(3) shall the April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

(4)  Small Dollar Cashouts.  Notwithstanding any provision in this Section to the contrary, if the vested Account balance (which shall include the value of Rollover Contributions) of a terminated Participant does not exceed $1,000, such account shall be distributed in one lump sum payment in accordance with procedures established by the Plan Administrator.

(c)  Time of Distribution to Beneficiary.  If prior to the Participant’s death the distribution of his vested Account balance had not been made, then distribution of his vested Account balance shall be made to his Beneficiary as soon as administratively practicable after the first Valuation Date coinciding with or following his death; provided, however, that if the Participant’s Beneficiary is the Participant’s Spouse, distribution may be deferred, at the Beneficiary’s election, until as late as the date on which the Participant would have attained age 70½ had the Participant survived.  The Participant’s Account shall not be forfeited on account of his or her death.

(d)  Code Section 401(a)(9) Requirements.  Notwithstanding anything to the contrary contained in this Article 9, all distributions under this Plan shall be made in accordance with Code section 401(a)(9) and the Treasury regulations thereunder.  Provisions of the Plan regarding payment of distributions shall be interpreted and applied in accordance with Code section 401(a)(9) and the Treasury regulations thereunder.

(e)  Deemed Severance from Employment Distribution. A Participant who has performed qualified military service for more than 30 days shall elect to be treated as having a severance from employment for the purposes of requesting a distribution of his Elective Deferral contributions under Code section 414(u)(12)(B) during a period of uniformed services as defined in Code section 3401(h)(2)(A). If an Participant receives a distribution due to a deemed severance from employment, the individual may not make an Elective Deferral during the six-month period beginning on the date of the distribution;

(f)  Incidental Death Benefit.  If payment of a Participant’s benefit under this Plan is by a distribution directly to the Participant from such Participant’s Account, the minimum amount which must be distributed each calendar year shall be the amount determined by dividing the balance in the Participant’s Account by the “applicable divisor.”  The “applicable divisor” shall be determined under regulations issued by the Secretary of the Treasury under the incidental death benefit requirements of Code section 401(a)(9).

Section 9.2     Designation of Beneficiary.  Each Participant shall have the right to designate a Beneficiary or Beneficiaries (who may be designated contingently or successively and which may be an entity other than a natural person) to receive any distribution to be made upon the death of such Participant or, in the case of a Participant who dies subsequent to termination of his employment but prior to the distribution of the entire amount to which he is entitled, any undistributed balance to which such Participant was entitled; provided, however, that no such designation shall be effective if the Participant was married through the one-year period ending on the date of the Participant’s death unless such designation was consented to at the time of such designation by the person who was the Participant’s Spouse during such period, in writing, acknowledging the effect of such consent and witnessed by a notary public or a Plan representative, or it is established to the satisfaction of the Plan Administrator that such consent could not be obtained because the Participant’s Spouse cannot be located or such other circumstances as may be prescribed in applicable Treasury regulations.  A Participant may from time to time, without the consent of any designated Beneficiary, cancel any such designation.  Such designation and each cancellation thereof shall be made in the form prescribed by the Plan Administrator and shall be filed with the Plan Administrator.  If no Beneficiary has been designated by a deceased Participant, any such designation is not effective pursuant to the proviso contained in the first sentence of this Section, or the designated Beneficiary has predeceased the Participant, any undistributed vested balance of the deceased Participant shall be distributed at the direction of the Plan Administrator (a) to the surviving Spouse of such deceased Participant, if any, or (b) if there is no surviving Spouse, to the surviving children of such deceased Participant, if any, in equal shares, or (c) if there is no surviving Spouse or surviving children, to the surviving parents of the deceased Participant, if any, in equal shares, or (d) if there is no surviving parent, to the surviving siblings of the deceased Participant, if any, in equal shares, or (e) if there is no surviving sibling, to the executor or administrator of the estate of such deceased Participant, or (f) if no executor or administrator has been appointed for the estate of such deceased Participant within six months following the date of the Participant’s death, in equal shares to the person or persons who would be entitled under the intestate succession laws of the state of the Participant’s domicile to receive the Participant’s personal estate.  The marriage of a Participant shall be deemed to revoke any prior designation of a Beneficiary made by him and a divorce shall be deemed to revoke any prior designation of the Participant’s divorced Spouse if written evidence of such marriage or divorce shall be received by the Plan Administrator before distribution has been made in accordance with such designation.  For purposes of this Section, “marriage” shall mean a legal union between two people under applicable Federal law.

Section 9.3    Investment of Distributee Accounts.  If distribution of the amount to which a Distributee becomes entitled is made later than the first Valuation Date coincident with or following the Participant’s termination of employment, the undistributed balance of such amount shall be credited as of such Valuation Date to an account established and maintained in the name of the Distributee entitled to receive the same (“Distributee Account”).  For purposes of investment elections that can be made pursuant to Section 7.2, the allocations prescribed in Section 7.3, and any distribution of assets pursuant to Section 15.4 upon termination of the Plan, a Distributee for whom a Distributee Account is established shall be deemed to be a Participant and such Account shall be deemed to be a Participant’s Account.

Section 9.4    Distributions to Minor and Disabled Distributees.  Any distribution under this Article which is payable to a Distributee who is a minor or to a Distributee who, in the opinion of the Plan Administrator, is unable to manage his affairs by reason of illness or mental incompetency may be made to or for the benefit of any such Distributee at such time consistent with the provisions of this Article and in such of the following ways as the legal representative of such Distributee shall direct:  (a) directly to any such minor Distributee if, in the opinion of such legal representative, he is able to manage his affairs, (b) to such legal representative, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor Distributee, or (d) to some near relative of any such Distributee to be used for the latter’s benefit.  The Plan Administrator shall be required to see to the application by any third party other than the legal representative of a Distributee of any distribution made to or for the benefit of such Distributee pursuant to this Section.

Section 9.5     45Withdrawals from Accounts During Employment.

(a)  Rollover Account. Subject to such terms and conditions as the Plan Administrator may establish from time to time, a Participant may withdraw in cash all or any portion of  his Rollover Contributions account.

(b)  Withdrawals upon incurring financial hardship.  Subject to the satisfaction of the conditions set forth in this section 9.5(b), a Participant whom the Plan Administrator determines has incurred a “financial hardship” may elect to withdraw vested amounts in cash from his Plan Accounts in cash.  The amount of withdrawal on account of hardship shall not exceed the amount the Plan Administrator determines is necessary to satisfy such hardship.  A Participant may apply for a hardship withdrawal pursuant to this subsection (b) in accordance with the rules and procedures established by the Plan Administrator.  The Plan Administrator may assess Participants a fee for processing hardship withdrawal applications.

(1)  Limit of Two a Year.  No more than two hardship withdrawals may be made to a Participant during a Plan Year.

(2)  Eligible Amounts.  In no event may hardship withdrawals be taken from amounts invested in the Company Stock Fund.  Hardship withdrawals may be made only from the following types of contributions:

(i)  Elective Deferrals. including earnings thereon .

No other amounts are eligible for withdrawal on account of hardship, including Rollover Contributions, Employer Safe Harbor Basic Contributions and earnings thereon, qualified nonelective contributions or qualified matching contributions (see, for example, Section 4.4(e), Designation of Qualified Nonelective Contributions and Qualified Matching Contributions) and earnings thereon, and earnings allocated to Elective Deferrals or other elective deferrals after December 31, 1988.  Prior to the KSOP Effective Date, hardship withdrawals were available from some other accounts (for example, the Bank Contribution Account and Pioneer Prior Matching Contribution Account), but these accounts are no longer available for hardship withdrawal.

(3)  Determination of Financial Hardship.  The determination of the existence of “financial hardship” and the amount required to be distributed to satisfy the need created by the hardship will be made by the Plan Administrator in a uniform and non-discriminatory manner.  A financial hardship shall be deemed to exist only if the Participant certifies to the Plan Administrator that the financial need is for one or more of the following reasons, to the extent permitted under the safe harbor hardship distribution rules set forth in Treasury regulation § 1.401(k)-1(d)(3)(ii)(B):

(i)   Expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income), as well as, such medical care for a Participant’s primary Beneficiary;

(ii)   Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii) The payment of tuition, related educational fees, and room and board expenses for the next twelve months of post-secondary education for the Participant, the Participant’s Spouse, children, Dependents (defined without regard to Code sections 152(b)(1), (b)(2) and (d)(1)(B)), or primary Beneficiary;

(iv)  The need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(v)   Burial or funeral expenses for the Participant’s deceased parent, Spouse, children, Dependents (defined without regard to Code section 152(d)(1)(B)) or primary Beneficiary; or

(vi)  Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

The Participant shall be required to submit any additional supporting documentation as may be requested by the Plan Administrator.

(4)  Immediate and Heavy Financial Need.  No distributions on account of hardship shall be made pursuant to this subsection unless the Plan Administrator determines that all of the following conditions are satisfied, based upon the Participant’s representation and such other facts as are known to the Plan Administrator:

(i)    The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (including any amounts necessary to pay any federal, state, or local taxes or penalties reasonably anticipated to result from the distribution); and

(ii)   The Participant has obtained all distributions, other than hardship distributions, all nontaxable loans currently available under all plans maintained by the Employer (to the extent the loan would not increase the hardship) and has made a Cash ESOP Dividend Payment Election to the extent such an election is currently available to the Participant at the time the hardship withdrawal is being requested.

The Participant shall be required to submit any additional supporting documentation as may be requested by the Plan Administrator.  The Plan Administrator’s determination of the amount necessary to satisfy any financial hardship can, in the Plan Administrator’s sole discretion, include consideration of the amounts that will be necessary for the Participant to pay any federal, state or local income taxes or penalties reasonably anticipated to result from a withdrawal made on account of a financial hardship.

(c)  Age 59½ Withdrawals.  A Participant who is an Employee and who has attained age 59½ may elect to withdraw as of any Valuation Date all or a portion of the vested balance in his or her Accounts, in cash, in the time and manner prescribed by the Plan Administrator.  Such withdrawal may not be greater than the combined value of the vested amounts held in such Accounts as of such Valuation Date.  Amounts in the Company Stock Fund are not eligible for in-service withdrawal.

(d)  Distributions from a Participant’s Rollover Account.  A Participant who is an Employee may elect to withdraw as of any Valuation Date all or a portion of the vested balance in his Rollover Account, in cash, in the time and manner prescribed by the Plan Administrator.  Amounts in the Company Stock Fund are not eligible for in-service withdrawal.

Section 9.6     Loans to Participants.

(a)  Making of Loans.  Subject to the restrictions set forth in this Section, the Plan Administrator shall establish a loan program whereby any Participant who is an Employee may request, in accordance with the rules and procedures established by the Plan Administrator, to borrow funds from the Plan.  The principal balance of any such loan cannot be less than $1,000 and shall not exceed the lesser of (1) 50% of the aggregate of the Participant’s vested Account balance as of the Valuation Date coinciding with or immediately preceding the day on which the loan is made, and (2) $50,000 reduced by the highest outstanding loan balance of the Participant under all plans maintained by his Employer during the period of time beginning one year and one day prior to the day such loan is to be made and ending on the day prior to the day such loan is to be made.  The details of the Plan’s participant loan program are set forth in the Plan’s written loan procedures.

(b)  Restrictions on Loans.  Any loan approved by the Plan Administrator pursuant to subsection (a) of this Section shall be made only upon the following terms and conditions:

(1)  Amounts invested in the Company Stock Fund are not eligible to be taken as a loan.

(2)  No loan shall be made unless the Participant consents to have such loan repaid in substantially equal installments deducted from the regular payments of the Participant’s compensation during the term of the loan.

(3)  No Participant may have more than two loans outstanding at any time.

(4)  The period for repayment of the loan shall be arrived at by mutual agreement between the Plan Administrator and the Participant but such period shall not exceed five years from the date of the loan; except in the case of a loan the purpose of which (as determined by the Plan Administrator) is to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant.  A loan may be prepaid in whole or in part, without penalty, by delivery to the Plan Administrator of cash in an amount equal to the amount of the prepayment.

(5)  A Participant who terminates employment with the Employer must repay all outstanding loans following such termination of employment.

(6)  If a Participant fails to comply with the terms of this section 9.7 and the loan program or fails to make any installment payment on any loan (each a “Default”) before the end of the calendar quarter following the calendar quarter in which the installment payment was first due, the entire unpaid principal amount of such loan, together with any accrued and unpaid interest thereon, shall immediately become due and payable. A Default shall also be deemed to occur if a Participant who has incurred a severance from employment requests a distribution on his account without having repaid the outstanding balance of his loan.

(7)  Loan repayments under the Plan shall be suspended with respect to Participants in Military Service as permitted under Code section 414(u)(4).

(8)  Each loan shall be evidenced by the Participant’s collateral promissory note for the amount of the loan, with interest, payable to the order of the Trustee, in substantially equal installments (payable at least quarterly), and shall be secured by an assignment of 50% of the Participant’s vested benefit under the Plan.

(9)  Each loan granted or renewed hereunder shall bear a reasonable rate of interest on the unpaid balance thereof for its full term at a rate per annum equal to the prime interest rate on the first business day of each calendar quarter as reported in the Wall Street Journal, plus one percent.

(10)  Each Participant requesting a loan shall, as a condition of receiving such loan, pay any reasonable loan processing fee and/or loan maintenance fee as shall be set from time to time by the Plan Administrator.  Such fee(s) may be paid from the loan proceeds or deducted from the Participant’s Account.

(c)  Applicability.  The provisions of this Section shall apply to each Participant and Beneficiary of a deceased Participant if such Participant or Beneficiary is a “party in interest” as defined in ERISA section 3(14).  Each reference in this Section to “Participant” shall include such Beneficiaries of deceased Participants except that the requirements of subsection (b) above shall not apply to a loan made to any Participant or Beneficiary who is a “party in interest” after the Participant’s termination of employment.

Section 9.7     Direct Rollovers.

(a)  Election.  A Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Distributee in a direct rollover.

(b)  Definitions.  For purposes of this Section:

(1)  An “eligible rollover distribution” is any distribution being made pursuant to the terms of the Plan of all or any portion of the balance to the credit of the Distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income and any distribution that is a hardship distribution under Code section 401(k)(2)(B).

(2)  An “eligible retirement plan” includes any of the following that accepts the Distributee’s eligible rollover distribution:

(i)    An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), and a qualified trust described in Code section 401(a).

(ii )   An annuity plan described in Code section 403(a) and an annuity contract described in Code section 403(b).

(iii)   An eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan.

(iv)  A Roth IRA described in Code section 408A(b).

(3)  A “Distributee” includes (A) an Employee or former Employee, (B) the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p) but only with regard to the interest of the Spouse or former Spouse, and (C) the Participant’s nonspousal primary Beneficiary who is the Participant’s “designated Beneficiary” under Code section 401(a)(9)(E) and the regulations thereunder (except that in this case the definition of eligible retirement plan is modified to mean only an individual retirement account described in Code section 408(a) and an individual retirement annuity described in Code section 408(b) established by the non-spouse Beneficiary for purposes of receiving the direct rollover).

(4)  A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the Distributee.

ARTICLE 10

PARTICIPANTS’ STOCKHOLDER RIGHTS

Section 10.1  Company Stock.  a)The Trustee shall vote, in person or by proxy, shares of Company Stock which are allocated to a Participant’s Account and the Participant’s “proportionate share” (as determined pursuant to the last sentence of this Section 10.1(a)) of the votes attributable to the non-voted shares of Company Stock in accordance with instructions obtained from such Participant (or, if applicable, his Beneficiary).  Each Participant (or Beneficiary) shall be entitled to give voting instructions with respect to the number of shares of Company Stock allocated to his Account as of the valuation date prior to the shareholder record date for such vote.  Written notice of any meeting of stockholders of the Dime Community Bancshares, Inc. and a request for voting instructions shall be given by the Plan Administrator or the Trustee, at such time and in such manner as the Plan Administrator shall determine, to each Participant (or Beneficiary) entitled to give instructions for voting shares of Company Stock at such meeting.  A Participant’s “proportionate share” of non-voted shares of Company Stock shall be a fraction, the numerator of which shall be the number of votes attributable to shares of Company Stock that are held in such Participant’s Account for which instructions are timely provided to the Trustee and the denominator of which shall be the number of votes attributable to all shares of Company Stock held in Participants’ Account under the Company Stock Fund for which voting instructions are provided to the Trustee.

(b)  Other Securities.  The Trustee shall vote, in person or by proxy, shares of securities other than Company Stock held in the Trust in accordance with voting instructions provided by the Plan Administrator.

Section 10.2   Tender Offers.

(a)  Rights of Participants.  In the event a tender or exchange offer is made generally to the shareholders of the Company to transfer all or a portion of their shares of Company Stock in return for valuable consideration, including but not limited to, offers regulated by section 14(d) of the Securities Exchange Act of 1934, as amended, the Trustee shall respond to such tender or exchange offer in respect of shares of Company Stock allocated to a Participant’s Account and the Participant’s “proportionate share” (as determined pursuant to the last sentence of this Section 10.2(a)) of the votes attributable to the unallocated shares of Company Stock held in the Company Stock Fund in accordance with instructions obtained from such Participant (or, if applicable, his Beneficiary).  Each Participant (or Beneficiary) shall be entitled to give instructions with respect to tendering or withdrawal from tender of such shares.  A Participant (or Beneficiary) shall not be limited in the number of instructions to tender or withdraw from tender which he can give but a Participant (or Beneficiary) shall have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee pursuant to subsection (c) below.  The Trustee shall respond to any such tender or exchange offer in respect of all shares of Company Stock allocated to Participants’ (or Beneficiaries’) Accounts in accordance with the terms of the Trust.  All instructions from the Participant (or Beneficiary) shall be kept confidential and shall not be disclosed to any person, including the Company.  A Participant’s “proportionate share” of unallocated shares of Company Stock held in the Company Stock Fund shall be a fraction, the numerator of which shall be the number of shares of Company Stock that are held in such Participant’s Account for which instructions are timely provided to the Trustee and the denominator of which shall be the number of all shares of Company Stock held in Participants’ Accounts under the Company Stock Fund for which voting instructions are provided to the Trustee.

(b)  Duties of the Plan Administrator.  Within a reasonable time after the commencement of a tender or exchange offer, the Plan Administrator or the Trustee shall provide to each Participant:

(1)  The offer to purchase or exchange as distributed by the offeror to the shareholders of the Company,

(2)  A statement of the shares of Company Stock allocated to his Account, and

(3)  Directions as to the means by which a Participant can give instructions with respect to the tender or exchange offer.

The Plan Administrator shall establish and pay for a means by which a Participant (or Beneficiary) can expeditiously deliver to the Plan Administrator instructions addressed to the Trustee with respect to a tender or exchange offer.  The Plan Administrator shall transmit to the Trustee aggregate numbers of shares to be tendered or withheld from tender representing instructions of Participants (or Beneficiaries).  The Plan Administrator, at its election, may engage an agent to receive instructions from Participants (or Beneficiaries) and transmit them to the trustee.

(c)  Duties of the Trustee.  The Trustee shall follow the instructions of the Participants (or Beneficiaries) with respect to the tender or exchange offer as transmitted to the Trustee.  The Trustee may establish a reasonable time, taking into account the time restrictions of the tender or exchange offer, after which it shall not accept instructions of Participants (or Beneficiaries).

ARTICLE 11

ADMINISTRATION

Section 11.1   The Plan Administrator.

(a)  The “named fiduciary” of the Plan within the meaning of ERISA section 402 shall be the Plan Administrator for purposes of administration of the Plan and the Plan’s investments (except to the extent otherwise provided with respect to the Company Stock Fund in Section 7.2).  The Company, as Plan Administrator, shall have responsibility for the Plan’s ministerial and fiduciary duties (except to the extent otherwise provided with respect to the Company Stock Fund in Section 7.2).  The Company may appoint a committee or a third party administrator to serve in this role, and the committee or third party administrator shall also serve as the named fiduciary to the Plan within the meaning of ERISA section 402(a) as a result of this delegation.  Any such delegation shall be reduced to writing and such writing and kept with any other Plan records.  The named fiduciary and any other parties designated as fiduciaries, as defined in ERISA section 3(21), by such named fiduciary in accordance with the terms of the Plan and the Trust Agreement, shall be fiduciaries only with respect to their specific responsibilities in connection with the Plan and Trust, and shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Plan or the Trust Agreement.  The Plan Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in this Plan and the Trust Agreement.  The Plan Administrator may designate any person, partnership, corporation or combination thereof to carry out any of its duties and responsibility with respect to administrator of the Plan.  Each fiduciary may rely upon any direction, information or action of another fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust instrument to inquire into the propriety of any direction, information or action.  It is intended under this Plan and the Trust instrument that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust instrument and shall not be responsible for any act or failure to act of another fiduciary.  No fiduciary guarantees the Trust in any manner against investment loss or depreciation in asset value.  The Plan Administrator shall be the Plan’s agent for service of legal process.  The Plan Administrator shall have all powers necessary or appropriate to carry out the provisions of the Plan, as set forth in this Article.  To the extent permitted by law, all findings of fact, determinations, interpretations and decisions of the Plan Administrator shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

(b)  The Plan Administrator shall have the authority to request from any person or entity such data and information as the Plan Administrator shall require in the performance of its duties.

(c)  The Plan Administrator shall direct the Trustee to make payments of amounts to be distributed from the Trust under Article 9 and to withhold applicable taxes therefrom.

(d)  If the Plan Administrator position is filled by more than one person, those persons may allocate their responsibilities among themselves and may designate any person, persons, partnership, corporation or combination thereof to carry out any of their duties and responsibilities with respect to administration of the Plan.  Any such allocation or designation shall be reduced to writing and such writing shall be kept with the records of the meetings of the Plan Administrator.

(e)  No person serving as a Plan Administrator shall receive any compensation or fee for his or her services unless otherwise agreed between such person and the Company, but the Company shall reimburse persons serving as the Plan Administrator for any necessary expenditures incurred in the discharge of their duties as Plan Administrator.

(f)  The Plan Administrator may employ such counsel (who may be of counsel for any Employer) and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan.

(g)  The Plan Administrator shall have the responsibility and authority to appoint one or more investment advisors and to set out the investment objectives and parameters for the Plan.

Section 11.2   Claims Procedure.  If any Participant or Distributee (a “claimant”) believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a claim with the Plan Administrator.

(a)  Initial Claim.  Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant.  The Plan Administrator shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, give written notice by registered or certified mail to the claimant of his decision with respect to the claim.  If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days.  The notice of the decision of the Plan Administrator with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.  The Plan Administrator shall also advise the claimant that he or his duly authorized representative may request a review by the Plan Administrator of the denial by filing with the Plan Administrator within 65 days after notice of the denial has been received by the claimant, a written request for such review.  The claimant shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Plan Administrator within the same 65-day period.

(b)  Appeal.  If a request is so filed, review of the denial shall be made by the Plan Administrator within, unless special circumstances require an extension of time, 60 days after receipt of such request, and the claimant shall be given written notice of the resulting final decision.  If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 60 days.  The notice of the final decision shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and shall be written in a manner calculated to be understood by the claimant.

(c)  Claimant Must Exhaust the Plan’s Claims Procedures.  Before filing any Claim (including a suit or other action) in court or in another tribunal, a Claimant must first fully exhaust all of the Claimant’s rights under the claims procedures of this Section.

(1)  Upon review by any court or other tribunal, the exhaustion requirement of this Section 11.2(c) is intended to be interpreted to require exhaustion in as many circumstances as possible (and any steps necessary to clarify or effect this intent may be taken).

(2)  In any action or consideration of a Claim in court or in another tribunal following exhaustion of the Plan’s claims procedure as described in this Section 11.2(c), the subsequent action or consideration shall be limited, to the maximum extent permissible, to the record that was before Plan Administrator in the claims procedure.

(3)  The exhaustion requirement of this Section 11.2(c) shall apply: (i) regardless of whether other Disputes that are not Claims (including those that a court might consider at the same time) are of greater significance or relevance, (ii) to any rights the Plan Administrator may choose to provide in connection with novel Disputes or in particular situations, (iii) regardless of whether the rights are actual or potential and (iv) even if the Plan Administrator has not previously defined or established specific claims procedures that directly apply to the submission and consideration of such Claim (in which case the Plan Administrator (upon notice of the Claim) shall either promptly establish such claims procedures or shall apply (or act by analogy to) the claims procedures of Section 11.2 that apply to claims for benefits).

(4)  The Plan Administrator may make special arrangements to consider a Claim on a class basis or to address unusual conflicts concerns, and such minimum arrangements in these respects shall be made as are necessary to maximize the extent to which exhaustion is required.

(5)  For purposes of this Section 11.2(c), the following definitions apply.

(i)     A “Dispute” is any claim, dispute, issue, action or other matter.

(ii)    A “Claim” is any Dispute that implicates in whole or in part any one or more of the following –

(A)  The interpretation of the Plan;

(B)  The interpretation of any term or condition of the Plan;

(C)  The interpretation of the Plan (or any of its terms or conditions) in light of applicable law;

(D)  Whether the Plan or any term or condition under the Plan has been validly adopted or put into effect;

(E)  The administration of the Plan;

(F)  Whether the Plan, in whole or in part, has violated any terms, conditions or requirements of ERISA or other applicable law or regulation, regardless of whether such terms, conditions or requirements are, in whole or in part, incorporated into the terms, conditions or requirements of the Plan;

(G)  A request for Plan benefits or an attempt to recover Plan benefits;

(H)  An assertion that any entity or individual has breached any fiduciary duty; or

(I)  Any Claim that: (i) is deemed similar to any of the foregoing by the Plan Administrator, or (ii) relates to the Plan in any way.

(iii)  A “Claimant” is any Employee, former Employee, Participant, former Participant, Beneficiary (or the spouse, former spouse, estate, heir or representative of any of the foregoing individuals), or any other individual, person, entity with a relationship to any of the foregoing individuals or the Plan, as well as any group of one or more of the foregoing, who has a Claim.

(6)  Exclusive Discretionary Authority.  The Plan Administrator shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters are final and conclusive.  As a result, benefits under this Plan will be paid only if the Plan Administrator decides in its discretion that the Participant (or other claimant) is entitled to them.  The Plan Administrator’s discretionary authority is intended to be absolute, and in any case where the extent of this discretion is in question, the Plan Administrator is to be accorded the maximum discretion possible.  Any exercise of this discretionary authority shall be reviewed by a court under the arbitrary and capricious standard (i.e., the abuse of discretion standard).

Section 11.3  Procedures for Domestic Relations Orders.  If the Plan Administrator receives any written judgment, decree or order (including approval of a property settlement agreement) pursuant to State domestic relations or community property law relating to the provision of child support, alimony or marital property rights of a Spouse, former Spouse, child or other Dependent of a Participant and purporting to provide for the payment of all or a portion of the Participant’s Account balances under the Plan to or on behalf of one or more of such persons (such judgment, decree or order being hereinafter called a “domestic relations order”), the Plan Administrator shall promptly notify the Participant and each other payee specified in such domestic relations order of its receipt and of the following procedures.  After receipt of a domestic relations order, the Plan Administrator shall determine whether such order constitutes a “qualified domestic relations order,” as defined in subsection (b) of Section 13.2, and shall notify the Participant and each payee named in such order in writing of its determination.  Such notice shall be written in a manner calculated to be understood by the parties and shall set forth specific reasons for the Plan Administrator’s determination, and shall contain an explanation of the review procedure under the Plan.  The Plan Administrator shall also advise each party that he or his duly authorized representative may request a review by the Plan Administrator of its determination by filing with the Plan Administrator a written request for such review.  The Plan Administrator shall give each party affected by such request notice of such request for review.  Each party also shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Plan Administrator in connection with such request for review.  Each party shall be given written notice of the Plan Administrator’s final determination, which notice shall be written in a manner calculated to be understood by the parties and shall include specific reasons for such final determination.  If within a reasonable time after receipt of written evidence of such order, it is determined that such domestic order constitutes a qualified domestic relations order, amounts subject to a domestic relations order which are payable to the alternate payee shall be segregated in a separate account and distributed in accordance with the terms of the order.  If within such reasonable period of time it is determined that such order does not constitute a qualified domestic relations order, the amounts so segregated (plus any interest thereon) shall be paid to the Participant or such other persons, if any, entitled to such amounts at such time.  Any determination regarding the status of such order after such reasonable time period shall be applied only to payments on or after the date of such determination.  Prior to the issuance of regulations, the Plan Administrator shall establish the time periods in which the Plan Administrator’s initial determination, a request for review thereof and the review by the Plan Administrator shall be made, provided that the total of such time periods shall not be longer than 18 months from the date written evidence of a domestic relations order is received by the Plan Administrator.  The duties of the Plan Administrator under this Section may be delegated by the Plan Administrator to one or more persons.

Section 11.4  Notices to Participants, Etc.  All notices, reports and statements given, made, delivered or transmitted to a Participant or Distributee or any other person entitled to or claiming benefits under the Plan shall be deemed to have been duly given, made or transmitted when mailed by first class mail with postage prepaid and addressed to the Participant or Distributee or such other person at the address last appearing on the records of the Plan Administrator.  A Participant or Distributee or other person may record any change of his address from time to time by written notice filed with the Plan Administrator.

Section 11.5 Notices to Company, Employers or Plan Administrator.  Written directions, notices and other communications from Participants or Distributees or any other person entitled to or claiming benefits under the Plan to the Company, Employers or the Plan Administrator shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the form prescribed by the Plan Administrator for the giving of such directions, notices and other communications or when mailed by first class mail with postage prepaid and addressed to the addressee at the address specified upon such forms.

Section 11.6  New Technologies.  Any references in this Plan to communications, notices, forms or agreements given under the Plan may be given in any form acceptable to the Plan Administrator including but not limited to electronic or other paperless forms (whether electrical, digital, magnetic, wireless, optical, electromagnetic, or other comparable technologies), facsimile, telephonic voice response systems or internet protocols, subject to the requirements of Department of Labor regulation section 2520.104b-1 or other applicable regulatory guidance.  Record retention may be in any form acceptable to the Plan Administrator.  Signatures (including signatures that must be notarized or acknowledged) will be accepted electronically to the extent the procedures for electronic signatures are acceptable to the Plan Administrator.

Section 11.7   Records.  The Plan Administrator shall keep a record of all of its proceedings and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of the Plan.

Section 11.8   Reports of Accounting to Participants.  The Plan Administrator shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the Trust Fund and the Plan Administrator shall, as soon as possible after the close of each Plan Year, advise each Participant and Distributee of the balance credited to any account for his benefit as of the close of such Plan Year pursuant to Article 7 hereof.

Section 11.9  Limitations on Actions.  Effective for claims and actions filed on or after January 1, 2020, any claim filed under Section 11.2 and any action filed in state or federal court by or on behalf of a former or current Employee, Participant, Beneficiary or any other individual, person or entity (collectively, a “Petitioner”) for the alleged wrongful denial of Plan benefits or for the alleged interference with or violation of ERISA-protected rights must be brought within two years of the date the Petitioner’s cause of action first accrues.  For purposes of this subsection, a cause of action with respect to a Petitioner’s benefits under the Plan shall be deemed to accrue not later than the earliest of (i) when the Petitioner has received the calculation of the benefits that are the subject of the claim or legal action (ii) the date identified to the Petitioner by the Plan Administrator on which payments shall commence, or (iii) when the Petitioner has actual or constructive knowledge of the facts that are the basis of his claim.  For purposes of this subsection, a cause of action with respect to the alleged interference with ERISA-protected rights shall be deemed to accrue when the claimant has actual or constructive knowledge of the acts that are alleged to interfere with ERISA-protected rights.  Failure to bring any such claim or cause of action within two-year time frame shall preclude a Petitioner, or any representative of the Petitioner, from filing the claim or cause of action.  Correspondence or other communications following the mandatory appeals process described in Section 11.2 shall have no effect on this two-year time frame.

Section 11.10 Restriction of Venue.  Any claim or action filed in a court or any other tribunal in connection with the Plan by or on behalf of a Petitioner (as defined in Section 11.9) shall only be brought or filed in the United States District Court for the Southern District of New York.

ARTICLE 12

ADOPTION OF THIS PLAN

Section 12.1  Adoption of Plan By Entity in Company’s Controlled Group.  With the consent of the Company, any entity within the Company’s Controlled Group may become a participating Employer under the Plan for the benefit of its Eligible Employees.  An entity that becomes a participating Employer under the Plan shall compile and submit all information required by the Company with reference to its Eligible Employees.

Section 12.2   Withdrawal from Participation.  Any Employer may withdraw from participation in the Plan at any time by duly notifying the Company and submitting any information required by the Company in connection with its withdrawal.

Section 12.3  Company and Plan Administrator as Agent for Employers.  Each entity which shall become a participating Employer pursuant to Section 12.1 by so doing shall be deemed to have appointed the Company and the Plan Administrator its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Plan Administrator by the terms of the Plan, including, but not by way of limitation, the power of the Company to amend and terminate the Plan.  The authority of the Company and the Plan Administrator to act as such agent shall continue unless and until Employer withdraws from participation pursuant to Section 12.2 and the Trust no longer contains Plan assets related to the employees of that Employer.

ARTICLE 13

MISCELLANEOUS

Section 13.1  Expenses.  All costs and expenses incurred in administering the Plan and the Trust, including the fees of counsel and any agents for the Company and Plan Administrator, the fees and expenses of Trustee, the fees of counsel for the Trustee and other administrative expenses shall be paid from the Trust Fund to the extent not paid by the Company or the Employers, except for any expenses that are appropriate to be paid by a particular Participant (for example, any loan-processing fees assessed in accordance with Section 8.9(b)(7) shall be paid by the Participant requesting the loan).  The Company, in its sole discretion, shall determine the portion of each expense which is to be borne by a particular Employer.

Section 13.2   Non-Assignability.

(a)  In General.  It is a condition of the Plan, and all rights of each Participant and Distributee shall be subject thereto, that no right or interest of any Participant or Distributee in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Participant or Distributee in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or Distributee, including claims for alimony or the support of any Spouse.  Notwithstanding any provision of the Plan to the contrary, the rule against assignability in the foregoing shall not apply, to the extent permitted by law, to any offset of a Participant’s benefits under the Plan against an amount that the Participant is ordered or required to pay to the Plan pursuant to (i) a judgment of conviction for a crime involving the Plan, (ii) a civil judgment in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA or (iii) a settlement agreement between the Secretary of Labor and the Participant or the Pension Benefit Guaranty Corporation and the Participant in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA.

(b)  Exception for Qualified Domestic Relations Orders.  Notwithstanding any provision of the Plan to the contrary, if a Participant’s Account balance under the Plan, or any portion thereof, is the subject of one or more qualified domestic relations orders, as defined below, such Account balance or portion thereof shall be paid to the person and at the time and in the manner specified in any such order.  For purposes of this paragraph, “qualified domestic relations order” shall mean any “domestic relations order” as defined in Section 11.3 which creates (or recognizes the existence of) or assigns to a person other than the Participant (an “alternate payee”) rights to all or a portion of the Participant’s Account balance under the Plan.

The Qualified Domestic Relations Order must clearly specify:

1.	The name and last known mailing address (if any) of the Participant and each alternate payee covered by such order,

2.	The amount or percentage of the Participant’s benefits to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined,

3.	The number of payments to, or period of time for which, such order applies, and

4.	Each plan to which such order applies;

The Qualified Domestic Relations Order does not require:

1.	The Plan to provide any type or form of benefit or any option not otherwise provided under the Plan at the time such order is issued,

2.	The Plan to provide increased benefits (determined on the basis of actuarial equivalence), and

3.	The payment of benefits to an alternate payee which at the time such order is issued already are required to be paid to a different alternate payee under a prior qualified domestic relations order;

All as determined by the Plan Administrator pursuant to the procedures contained in Section 11.3.

Section 13.3   Employment Non-Contractual.  The Plan confers no right upon an Employee to continue in employment.

Section 13.4   Limitation of Rights.  A Participant or Distributee shall have no right, title or claim in or to any specific asset of the Trust Fund, but shall have the right only to distributions from the Trust on the terms and conditions herein provided.

Section 13.5  Merger or Consolidation with Another Plan.  A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each Participant, Distributee, Beneficiary or other person entitled to receive benefits from the Plan would, if the Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit equal to or greater than the benefit such person would be entitled to receive if the Plan were to terminate immediately before the merger, consolidation, or transfer.

Section 13.6  Gender and Plurals.  Wherever used in the Plan, words in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.

Section 13.7  Applicable Law.  The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of New York to the extent such laws have not been preempted by applicable federal law.

Section 13.8  Severability.  If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

ARTICLE 14

TOP-HEAVY PLAN REQUIREMENTS

Section 14.1   Top-Heavy Plan Determination.  If as of the determination date (as defined in Section 14.2) for any Plan Year (a) the sum of the Account balances under the Plan and all other defined contribution plans in the aggregation group (as defined in Section 14.2) and (b) the present value of accrued benefits under all defined benefit plans in such aggregation group of all participants in such plans who are key employees (as defined in Section 14.2) for such Plan Year exceeds 60% of the aggregate of the Account balances and present value of accrued benefits of all participants in such plans as of the determination date, then the Plan shall be a top-heavy plan for such Plan Year, and the requirements of Sections 14.3 shall be applicable for such Plan Year as of the first day thereof.  If the Plan shall be a top-heavy plan for any Plan Year and not be a top-heavy plan for any subsequent Plan Year, the requirements of this Article 14 shall not be applicable for such subsequent Plan Year.

Section 14.2   Definitions and Special Rules.

(a)  Definitions.  For purposes of this Article 14, the following definitions shall apply:

(1)  Determination Date.  The determination date for all plans in the aggregation group shall be the last day of the preceding Plan Year, and the valuation date applicable to a determination date shall be (i) in the case of a defined contribution plan, the date as of which account balances are determined which is coincident with or immediately precedes the determination date, and (ii) in the case of a defined benefit plan, the date as of which the most recent actuarial valuation for the Plan Year which includes the determination date is prepared, except that if any such plan specifies a different determination or valuation date, such different date shall be used with respect to such plan.

(2)  Aggregation Group.  The aggregation group shall consist of (a) each plan of an Employer in which a key employee is a Participant, (b) each other plan which enables such a plan to be qualified under Code section 401(a) or 410, and (c) any other plans of an Employer which the Employer shall designate as part of the aggregation group and which shall permit the aggregation group to continue to meet the requirements of Code sections 401(a) and 410 with such other plan being taken into account.

(3)  Key Employee.  The term key employee shall have the meaning set forth in Code section 416(i).  “Key employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of an Employer having annual Code Section 415 Compensation greater than $130,000 (as adjusted under Code section 416(i))(1)) for Plan Years beginning after December 31, 2002), a 5-percent owner of an Employer, or a 1-percent owner of an Employer having annual Code Section 415 Compensation of more than $150,000.  For this purpose, annual Code Section 415 Compensation shall not include any amounts paid to such nonresident alien which are (i) excludable from gross income and (ii) not effectively connected with the conduct of a trade or business within the United States.  The determination of who is a key employee will be in accordance with Code section 416(i)(1) and the applicable Treasury regulations and other guidance of general applicability thereunder.

(b)  Special Rules.  For purposes of this Article 14, the following special rules shall apply:

(1)  For the purpose of determining the accrued benefit or account balance of a participant, the accrued benefit or account balance of any person who has not performed services for an Employer at any time during the five-year period ending on the determination date shall not be taken into account pursuant to this Section, and any person who received a distribution from a plan (including a plan which has terminated) in the aggregation group during the five-year period ending on the last day of the preceding Plan Year shall be treated as a participant in such plan, and any such distribution shall be included in such participant’s account balance or accrued benefit, as the case may be.

(2)  The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code section 416(g)(2) during the one-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Code section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”  The accrued benefits and accounts of any individual who has not performed services for an Employer during the one-year period ending on the Determination Date shall not be taken into account.

Section 14.3  Minimum Contribution for Top-Heavy Years.  Notwithstanding any provision of the Plan to the contrary, the Employer Matching Contributions under Article 4 allocated to the Account of a Participant during any Plan Year (other than to the Account of a key employee) and the forfeitures allocated to the Account of a Participant during any Plan Year (other than to the Account of a key employee) for which the Plan is a top-heavy plan shall in no event be less than the lesser of (i) 3 percent of such Participant’s Code Section 415 Compensation during such Plan Year and (ii) the highest percentage at which contributions are made on behalf of any key employee for such Plan Year.  Such minimum contribution shall be made even if, under other provisions of the Plan, the Participant would not otherwise be entitled to receive an allocation or would receive a lesser allocation for the year because of (i) the Participant’s failure to complete 1,000 Hours of Service, or (ii) Code Section 415 Compensation of less than a stated amount.  If during any Plan Year for which this Section is applicable a defined benefit plan is included in the aggregation group and such defined benefit plan is a top-heavy plan for such Plan Year, the percentage set forth in the clause (i) above shall be 5 percent.  The percentage referred to in clause (ii) of the first sentence of this Section shall be obtained by dividing the aggregate of contributions made pursuant to Article 4 and pursuant to any other defined contribution plan which is required to be included in the aggregation group (other than a defined contribution plan which enables a defined benefit plan which is required to be included in such group to be qualified under Code section 401(a)) during the Plan Year on behalf of such key employee by such key employee’s Code Section 415 Compensation for the Plan Year.

ARTICLE 15

AMENDMENT, ESTABLISHMENT OF SEPARATE
PLAN AND TERMINATION

Section 15.1   Amendment or Termination.  The Plan may at any time and from time to time be amended or modified by resolution of the Company, or a duly appointed delegate thereof.  Any such amendment or modification shall become effective on such date as the amendment shall specify, including retroactively to the extent permitted by law, and may apply to Participants in the Plan at the time thereof as well as to future Participants.  The Plan may be terminated on any date specified by resolution of the Company.

Section 15.2  Establishment of Separate Plan.  If an Employer shall withdraw from the Plan under Section 12.2 the Company shall determine the portion of the Trust Fund held by the Trustee which is applicable to the Participants and former Participants of such Employer and direct the Trustee to segregate such portion in a separate Trust.  Such separate Trust shall thereafter be held and administered as a part of the separate plan of such Employer.  The portion of the Trust applicable to the Participants and former Participants of a particular Employer shall be the sum of:

(a)  The total amount credited to all Accounts which are applicable to the Participants and former Participants of such Employer and

(b)  An amount which bears the same ratio to the excess, if any, of

(1)  The total value of the Trust, over

(2)  The total amount credited to all Accounts as the total amount credited to the Accounts which are applicable to the Participants and former Participants of such Employer bears to the total amount credited to such Accounts of all Participants and former Participants.

Section 15.3  Full Vesting upon Termination of Participation, Partial Plan Termination or Complete Discontinuance of Contributions.  In the event of the termination or partial termination of the Plan or upon the complete discontinuance of contributions under the Plan, the Accounts of all affected Employees shall become fully vested and shall not thereafter be subject to forfeiture.

Section 15.4  Distribution upon Termination of the Plan.  Any Employer may at any time terminate its participation in the Plan by written instrument executed on behalf of the Employer by resolution of its board of directors to that effect.  In the event of any such termination the Company shall determine the portion of the Trust Fund held by the Trustee which is applicable to the Participants and former Participants of such Employer and direct the Trustee to distribute such portion to Participants ratably in proportion to the balances of their respective Accounts as follows:

(a)  The balance in any Account shall be distributed to the Distributee entitled to receive such Account.

(b)  The remaining assets of the Trust Fund shall be distributed to Participants ratably in proportion to the balances of their respective Accounts. A complete discontinuance of contributions by an Employer shall be deemed a termination of such Employer’s participation in the Plan for purposes of this Section.  Notwithstanding he foregoing or any provision of the Plan to the contrary, no distribution shall be made in violation of the distribution restrictions of Code section 401(k).

Section 15.5  Trust Fund to Be Applied Exclusively for Participants and Their Beneficiaries.  Subject only to the provisions of Section 4.6 (Return of Employer Contributions) and the provisions of Section 15.4 (Distribution upon Termination of the Plan) and any other provision of the Plan to the contrary notwithstanding, it shall be impossible for any part of the Trust Fund to be used for or diverted to any purpose not for the exclusive benefit of Participants and their Beneficiaries either by operation or termination of the Plan, power of amendment or other means.

SIGNATURE

IN WITNESS WHEREOF, the Company has adopted the Plan on this ____ day of ______________, 2018.

DIME COMMUNITY BANK

By: